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                                                                       EXHIBIT 2


                    PROPOSAL FOR APPROVAL OF REINCORPORATION
                                       OF
                              HELIX BIOMEDIX, INC.,
                             A COLORADO CORPORATION
                            FROM COLORADO TO DELAWARE


        For the reasons set forth below, the Board of Directors of Helix BioMedix, Inc., a Colorado corporation ("Helix Colorado") seeks shareholder approval for changing the Company's state of incorporation from Colorado to Delaware (the "Reincorporation"). The Reincorporation would be accomplished by a merger (the "Merger") with and into the Company's wholly-owned subsidiary, Helix BioMedix, Inc., a Delaware corporation ("Helix Delaware"). The Reincorporation has been approved by the Board of Directors.

VOTE REQUIRED FOR THE REINCORPORATION PROPOSAL

      Approval of the Reincorporation Proposal, which will also constitute approval of the (i) Merger Agreement, the Amended and Restated Certificate of Incorporation and the Bylaws of Helix Delaware, and (ii) revisions in the Company's indemnification agreements with its officers and Directors to conform those agreements to Delaware law, will require the affirmative vote of the holders of a majority of the outstanding shares of Helix Colorado Common Stock.

ALL SHAREHOLDERS OF RECORD ARE BEING PROVIDED NOTICE OF THIS PROPOSAL AND ARE ENTITLED TO VOTE ON THE REINCORPORATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED REINCORPORATION IN DELAWARE.

PRINCIPAL REASONS FOR THE REINCORPORATION

      Prominence, Predictability and Flexibility of Delaware Law. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

      Increased Ability to Attract and Retain Qualified Directors. Both Colorado and Delaware law permit a corporation to include a provision in its Certificate of Incorporation, which reduces or limits the monetary liability of Directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against Directors and

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officers has greatly expanded the risks facing Directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its Directors and officers and to limit situations in which monetary damages can be recovered against Directors so that the Company may continue to attract and retain qualified Directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to Directors than Colorado law and that Delaware case law regarding a corporation's ability to limit Director liability is more developed and provides more guidance than Colorado law.

      Well Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors under the business judgment rule. The Company believes that its Stockholders will benefit from the well-established principles of corporate governance that Delaware law affords.

ANTI-TAKEOVER IMPLICATIONS OF REINCORPORATION

      Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the Certificate of Incorporation or Bylaws or otherwise, which measures are designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action that represents the company.

      Nevertheless, certain effects of the Reincorporation Proposal may be considered to have anti-takeover implications. Section 203 of the Delaware General Corporation Law ("Section 203"), from which Helix Delaware does not intend to opt out, restricts certain "business combinations" with "interested Stockholders" for three years following the date that a person or entity becomes an interested stockholder, unless the Board of Directors approves the business combination and/or other requirements that are met. See "Significant Differences between the Corporation Laws of Colorado and Delaware - Approval of Certain Business Combinations." Furthermore, the continued prohibition on cumulative voting could be viewed as having an anti-takeover effect in that it can make it more difficult for a minority stockholder to gain a seat on the Board. Other measures permitted under Delaware law, which the Company chooses to implement include the ability establishment of a staggered or classified Board of Directors and the elimination of the right of Stockholders controlling at least ten percent (10%) of the voting shares to call a special meeting of the Stockholders.

      In addition, while both Colorado and Delaware law permit a corporation to adopt such measures as stockholder rights plans, designed to reduce a corporation's vulnerability to unsolicited takeover attempts, there is substantial judicial precedent in the Delaware courts as to the legal principles applicable to such defensive measures and as to the conduct of a Board of Directors under the business judgment rule with respect to unsolicited takeover attempts. The Board of Directors has no present intention following the Proposed Reincorporation to amend

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the Certificate of Incorporation or Bylaws to include provisions, which might deter an unsolicited takeover attempt. However, in the discharge of its fiduciary obligations to its Stockholders, the Board of Directors of the Company will continue to evaluate the Company's vulnerability to potential unsolicited bids to acquire the Company on unfavorable terms and to consider strategies to enhance the Board's ability to negotiate with an unsolicited bidder.

PLAN OF MERGER

      Pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement," a copy of which is attached as Exhibit A to this Proxy Statement), the Company will be merged with and into Helix Delaware, with Helix Delaware as the surviving corporation. Upon completion of the Merger, each outstanding share of common stock of the Company will automatically be converted into one share of common stock of Helix Delaware. Each outstanding certificate representing shares of common stock of the Company will represent the same number of shares of Helix Delaware. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING CERTIFICATES. It is expected that the common stock of Helix Delaware will continue to be traded in the over-the-counter market under the symbol HXBM following the Merger.

      The Proposed Reincorporation has been unanimously approved by Helix Colorado's Board of Directors. If approved by the Shareholders, it is anticipated that the Effective Date of the Merger will be as soon as reasonably practicable following the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that certain principal terms may not be amended without Shareholder approval) either before or after Shareholder approval has been obtained and prior to the Effective Date of the Proposed Reincorporation if, in the opinion of the Board of Directors of either company, circumstances arise that make it inadvisable to proceed.

      Shareholders of Helix Colorado will have no dissenters' rights of appraisal with respect to the Reincorporation Proposal. See "Significant Differences Between the Corporation Laws of Colorado and Delaware - Appraisal Rights." The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation and the Bylaws of Helix Delaware, copies of which are attached hereto as Exhibits A, B and C respectively.

EFFECT OF REINCORPORATION AND MERGER

      The Merger would change the legal domicile of the Company and would cause other changes to the Articles of Incorporation and Bylaws, which are described below. The move will also result in the company being governed by Helix Delaware's existing Board of Directors. These individuals include: Thomas L. Frazer; Carlyn Steiner; Jeffrey A. Miller; R. Stephen Beatty; and Ralph Katz. These individuals serve on Helix Delaware's classified board. For a further discussion of this change, see "Differences in the Corporate Charters - Establishment of Classified Board of Directors" below. Also, the Merger will cause Helix Colorado to adopt the Helix Delaware 2000 Stock Option Plan. The Reincorporation and Merger will not result in any change in the business, management, location of the Company's principal executive offices,

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assets, liabilities, corporate obligations under contracts, options or outstanding warrants to purchase common stock, net worth or accounting practices. The Merger will not give rise to any appraisal or dissenters' rights. Following completion of the Reincorporation, Helix Delaware will own all outstanding shares of Helix Colorado's wholly-owned subsidiary, Helix BioMedix, Inc., a Louisiana corporation ("Helix Louisiana"). Subsequent to completion of the Reincorporation, Helix Delaware intends to merge with and into Helix Louisiana, with Helix Delaware being the surviving entity.

DIFFERENCES IN THE CORPORATE CHARTERS

      The provisions of the Helix Delaware Certificate of Incorporation and Bylaws are similar to those of the Helix Colorado Articles of Incorporation and Bylaws in many respects. However, the Reincorporation Proposal includes the implementation of certain provisions in the Helix Delaware Certificate of Incorporation and Bylaws that alter the rights of Stockholders and the powers of management. In addition, Helix Delaware could implement certain other changes by amending its Certificate of Incorporation and Bylaws. For a further discussion of such changes, see "Significant Differences Between the Corporation Laws of Colorado and Delaware."

      Establishment of Classified Board of Directors. The Current Charter Documents state that all Directors are elected at an annual meeting and hold office until the next annual meeting. Although Colorado law permits the operation of a staggered or classified Board of Directors, the Current Charter Documents do not so provide. A staggered or classified Board is one on which a certain number, but not all, of the Directors are elected on a rotating basis each year. This method of electing Directors makes changes in the composition of the Board of Directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. Although Helix Colorado qualifies to adopt a classified Board of Directors, its Board of Directors has no present intention of doing so. Delaware law permits, but does not require, a classified Board of Directors, pursuant to which the Directors can be divided into as many as three classes with staggered terms of office, with only one class of Directors standing for election each year. The Helix Delaware Certificate of Incorporation and Bylaws provide for a classified Board. To eliminate the staggered nature of the Board and thereafter reinstall a Board of Directors without such classification would require the approval of the stockholders of Helix Delaware.

      Change of Ability to Call Special Meetings. The Current Charter Documents state that a special meeting may be called by (i) the President, (ii) the Board of Directors, (iii) the holders of not less than one-tenth of all shares entitled to vote at the meeting; or (iv) the Company's legal counsel. The Proposed Charter Documents state that a special meeting may only be called by:
(i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer,
(iii) a majority of the Board of Directors, or (iv) by such Officer or Officers as a majority of the Board of Directors may authorize. Under the provisions of the Proposed Charter Documents, stockholders are not authorized to call special meetings on the basis of share ownership.

      Elimination of Action by Written Consent. The Current Charter Documents are silent on the issue of whether actions normally taken at a meeting may be taken through written consent. Accordingly, under Colorado law, any action by shareholders, which may be taken at a meeting,

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may also be taken through unanimous prior written shareholder consent. The
Proposed Charter Documents expressly state that stockholders may not act except at annual or special meetings.

ADDITIONAL DIFFERENCES BETWEEN THE COMPANIES

      Stock Option Plan. Although Helix Colorado is authorized under its charter and the laws of Colorado to seek shareholder approval and thereby establish a Stock Option Plan for compensation of certain key employees, non-employee directors, and independent contractors, Helix Colorado has not done so. In November, 2000, the Board of Directors and the sole shareholder of Helix Delaware approved the Helix BioMedix, Inc. 2000 Stock Option Plan (the "Option Plan"), a copy of which is attached as Exhibit D. Pursuant to this plan, Helix Delaware may issue up to five million four hundred thousand (5,400,000) shares of Common Stock. Currently, Helix has not granted any stock options pursuant to the plan. However, any options granted under the plan following the Merger will, upon exercise, be dilutive to the interests of existing shareholders in the merged company.

CERTAIN DIFFERENCES BETWEEN COLORADO AND DELAWARE CORPORATE LAWS

      The corporate laws of Delaware and Colorado differ in many respects. Although all the differences are not set forth in this proposal, certain provisions, which may materially affect the rights of Shareholders, are discussed below.

      Approval of Certain Business Combinations. In recent years a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware General Corporation Law ("DGCL"), certain business combinations with interested stockholders of Delaware corporations are subject to a three-year moratorium unless specified conditions are met; no similar moratorium exists under Colorado law. Section 203 prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner, individually or with or through certain other persons or entities, of fifteen (15%) or more of such voting stock at any time within the previous three years, or is an affiliate or associate of any of the foregoing.

      For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a direct or indirect majority-owned subsidiary equal in aggregate market value to ten percent (10%) or more of the aggregate market value of either the corporation's consolidated assets or all of its outstanding stock; the issuance or transfer by the


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corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or of the corporation's voting stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

      The three-year moratorium is imposed on business combinations by Section 203 if: (i) prior to the date on which such stockholder becomes an interested shareholder the Board of Directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least eighty-five percent (85%) of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the eighty five percent (85%) calculation shares owned by Directors who are also officers of the target corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or
(iii) on or after the date such person or entity becomes an interested stockholder, the Board approves the business combination and it is also approved at a shareholder meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding stock not owned by the interested stockholder.

      Section 203 only applies to corporations that have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on the NASDAQ stock market or (iii) held of record by more than 2000 stockholders. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, Helix Delaware does not intend to so elect. Section 203 will encourage any potential acquirer to negotiate with the Company's Board of Directors. Section 203 also might have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for Helix Delaware in which all stockholders would not be treated equally. Shareholders should note however, that the application of Section 203 to Helix Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for Helix Delaware's shares over the then-current market price. Section 203 would also discourage certain potential acquirers unwilling to comply with its provisions. See "Shareholder Voting" herein.

      Removal of Directors. Under Colorado law, unless the articles of incorporation provide otherwise, any Director or the entire Board of Directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, if cumulative voting is in effect, no individual director may be removed if the number of votes cast against such removal would be sufficient to elect the Director under cumulative voting, and any Director elected by a voting group can only be removed by that voting group. Under Delaware law, a Director of a corporation that does not have a classified Board of Directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation having

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cumulative voting, if less than the entire Board is to be removed, a Director may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the Director under cumulative voting. A Director of a corporation with a classified Board of Directors may be removed only for cause, unless the Certificate of Incorporation otherwise provides. The Certificate of Incorporation and Bylaws for Helix Delaware provide for a classified Board of Directors but not for cumulative voting. The Articles of Incorporation of Helix Colorado also preclude cumulative voting.

      Indemnification and Limitation of Liability. Colorado and Delaware have similar laws respecting indemnification by a corporation of its officers, Directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt a provision in its articles of incorporation or certificate of incorporation, as the case may be, eliminating the liability of a Director to the corporation or its shareholders for monetary damages for breach of the Director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

      The Articles of Incorporation of Helix Colorado eliminate the liability of Directors to the corporation or shareholders except where the director is liable for an unlawful distribution. Colorado law does not permit the elimination of monetary liability for breach of fiduciary duty as a Director where such liability is based on: (i) breach of the Director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) unlawful distributions, (iv) any transaction from which the Director directly or indirectly derived an improper personal benefit, or (v) any act or omission occurring before he provision eliminating liability became effective.

      The Certificate of Incorporation of Helix Delaware also eliminates the liability of the Directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director to the fullest extent permissible under state law, as such law exists currently or as it may be amended in the future. The limitations imposed on such a provision under Delaware law are substantially similar to the limitations imposed by Colorado law as described in the preceding paragraph.

      Colorado law permits indemnification of a person made party to a proceeding because the person is or was a Director against liability incurred in the proceeding if: (i) the person conducted himself or herself in good faith; and (ii) the person reasonably believed, in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests, and in all other cases, that his or her conduct was at least not opposed to the corporation's best interests. Additionally, in the case of any criminal proceeding, the person must have had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, under Colorado law, a corporation may not indemnify a Director in connection with a derivative action in which the Director was adjudged liable to the corporation, or in connection with any other proceeding charging that the Director derived an improper personal benefit, and in which proceeding the Director was adjudged liable on the basis that he or she in fact derived such improper personal benefit. Also, in a derivative action, indemnification is expressly limited to the reasonable expenses incurred in connection with the proceeding.

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      Under Delaware law, a corporation may indemnify a Director against all liability (including expenses) in an action other than a derivative action if that person conducted himself or herself in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation (without a distinction made, as in Colorado law, for actions taken in "official capacity"), and with respect to criminal actions, he or she had no reasonable cause to believe that his or her conduct was unlawful. In derivative actions, as in Colorado, indemnification is limited to reasonable expenses incurred (and is subject to the same standard of conduct for non-derivative actions), with the additional restriction that if the Director is adjudged liable to the corporation, the court deciding the proceeding must make the special determination that the Director is entitled to indemnification of expenses notwithstanding such adverse adjudication because such person is fairly and reasonable so entitled in view of all the circumstances. By comparison, under Colorado law, if a corporation elects not to indemnify a Director against expenses incurred in connection with a derivative action because the Director was found not to have acted within the requisite standard of conduct, a court may nevertheless award expenses if the court determines the Director is fairly and reasonably entitled to indemnification in light of all the circumstances.

      Under both Colorado and Delaware law, officers, employees and agents (as well as other fiduciaries, under Colorado law) may be indemnified to the same extent as Directors.

        Under both Colorado and Delaware law, a corporation must indemnify the person made party to a proceeding because such person was a Director against expenses (including attorney's fees) where such person is successful on the merits or otherwise in defense of such proceeding. Though, under Colorado law, this mandatory indemnification may be limited by the articles of incorporation, the Articles of Incorporation of Helix Colorado contain no such limitation. Also, under Delaware law, this mandatory indemnification is extended to persons made party to a proceeding because such person was an officer, employee or agent of the corporation; under Colorado law, the mandatory indemnification of expenses, as may be further limited by the articles of incorporation, is only extended to officers of the corporation.

      Under Delaware law, the corporation may advance the expenses incurred by a Director in connection with proceedings prior to final adjudication if the Director executes an undertaking to repay such amounts if it is ultimately determined that the Director is not entitled to indemnification. The Board may set other terms and conditions for the advance of expenses on behalf of employees and agents. Helix Delaware has no present intention to limit such advances. Under Colorado law, in addition to the undertaking referred to above (which must be an unlimited general obligation of the Director, but need not be secured), the Director must furnish a written affirmation of the Director's good faith belief that he or she has met the requisite standard of conduct heretofore described.

      Under both Delaware and Colorado law, a "determination" must be made, based on the facts then known to those making the determination, that indemnification would not be precluded under applicable law. The "determination" is made by the affirmative vote of a majority of Directors not party to the subject proceeding, by independent legal counsel, or by the shareholders. Colorado law allows for a determination by a committee where no quorum of non-

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party Directors can be reached; Delaware law does not require a quorum of non-party Directors. Under Colorado law, the determination is made by shareholders only if the Board directs, or cannot approve because of a lack of non-party Directors; there is no such limitation on stockholder approval under Delaware law. The "determination" must be made in advance of indemnification and advancement of expenses under Colorado law; however, no prior determination is required for the advancement of expenses under Delaware law.

      The laws of both Delaware and Colorado authorize a corporation's purchase of insurance on behalf of Directors, officers, employees and agents, regardless of the corporation's statutory authority to indemnify such person directly. Colorado law specifically allows such insurance to be purchased from a company in which the corporation has equity or other interests.

      Under Colorado law, a corporation can indemnify officers, employees, fiduciaries and agents (but not Directors) to a greater extent than provided in the Colorado Business Corporations Act ("CBCA"), subject to public policy concerns, if such rights are set forth in the articles of incorporation, bylaws or Board or shareholder resolution, or by contract, though no such greater indemnification is currently provided by Helix Colorado. Colorado law does not provide for extended indemnification of Directors. By contrast, under Delaware law, a Director's rights to indemnification are not limited to those set forth in the DGCL, and may be expanded by bylaw, agreement, common law, or otherwise, though limitations could be imposed by a court on grounds of public policy.

      Dividends and Repurchases of Shares. Colorado law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under Delaware law.

      Under Colorado law, a corporation may not make any distribution (including dividends, or repurchases and redemptions of shares) if, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential liquidation rights of shareholders not receiving the distribution.

      Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

      Stockholder Voting. Under Delaware law, a majority of the stockholders of both acquiring and target corporations must approve statutory merger, except in certain

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circumstances. Colorado law permits similar treatment but neither the Articles of Incorporation nor the Bylaws of Helix Colorado currently so provide.

      Also, under Delaware law, a sale of all or substantially all the assets of a corporation must be approved by a majority of the outstanding voting shares of the corporation transferring such assets. Such a requirement is permissible under Colorado law, but neither the Articles of Incorporation nor the Bylaws of Helix Colorado currently so provide. With certain exceptions, Colorado law also requires that mergers, share exchanges, certain sales of assets and similar transactions be approved by a majority vote of each voting group of shares outstanding. In contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the Certificate of Incorporation that adversely affects a specific class of shares. As a result, stockholder approval of such transactions may be easier to obtain under Delaware law for companies, which have more than one class of shares outstanding.

      Interested Director Transactions. Under both Colorado and Delaware law, certain contracts or transactions in which one or more of a corporation's Directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under Colorado and Delaware law. The most significant difference between the DGCL and the CBCA is that under Colorado law, a corporation cannot rely on ratification or authorization of a disinterested Board of Directors regarding a loan or guaranty benefitting a Director unless the shareholders have been given at least 10 days written notice. The Corporation is not aware of any plans of the Board of Directors to propose, authorize or ratify any such transaction for which notice would be required under Colorado law but not under Delaware law.

      Shareholder Derivative Suits. Colorado law provides that the corporation or the defendant in a derivative suit may require the plaintiff shareholder to furnish a security bond if the shareholder holds less than five percent (5%) of the outstanding shares of any class and such shares have a market value of less than $25,000. Delaware does not have a similar bonding requirement.

      Appraisal Rights. Under both Colorado and Delaware law, a shareholder of a corporation participating in certain major corporation transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Appraisal rights are available in response to similar transactions under both Delaware and Colorado law, except that under Colorado law, appraisal rights are also available to a shareholder in the event of (i) a share exchange to which the corporation is a party as the corporation whose shares will be acquired (a transaction not specifically authorized by Delaware law); (ii) a sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation or an entity which the corporation controls if a vote of the shareholders is otherwise required; and (iii) a reverse stock split if the split reduces the number of shares owned by the shareholder to a fraction of a share or to scrip and such fraction or scrip is to be acquired for cash or voided pursuant to the statutory procedure available under the CBCA.

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      In addition, there are differences in the timing of payments made to dissenting shareholders, the ability of a court to award attorneys' fees, and the manner of determining "fair value" which may make Colorado law more favorable from a shareholder's point of view.

      Under both Delaware and Colorado law, shareholders (i) receive prior notice of their rights to dissent, (ii) must deliver their notice of dissent prior to the corporate action giving rise to dissenter's rights, and (iii) will receive notice from the corporation of the effectiveness of the corporate action within 10 days.

      Under Delaware law, a dissenting stockholder has 120 days to obtain from the corporation a settlement of the fair value of his or her shares. If no settlement is reached at that time, the stockholder may petition the Delaware Court of Chancery to determine the fair value of the shares, after which the corporation will be instructed to pay to the dissenting stockholder the fair value, as determined. The court costs will be allocated among the corporation and the dissenting stockholders, as equitable, and the legal fees for dissenting stockholders who prosecute their claims may be spread among the dissenting stockholders as a group. Finally, in determining "fair value" the Court of Chancery is required to consider all relevant factors, and to include interest, but is statutorily prohibiting from including "any element of value arising from the accomplishment or expectation" of the transaction giving rise to appraisal rights.

      In contrast, under Colorado law, a dissenting shareholder may make a demand no later than 30 days following the notice from the corporation of the maturity of his or her appraisal rights. Upon receipt of such demand (or the effective date of the transaction, whichever is later), the corporation must pay each dissenter who has properly followed the procedure set forth in the CBCA an amount which the corporation estimates to be the fair value of the dissenter's shares, plus interest. In addition, the corporation must also deliver, among other things, financial statements, a statement of the estimate of fair value, and an explanation of how interest was calculated. If the dissenting shareholder is dissatisfied with this offer, he or she may then, within 30 days, keep the payment, but reject the corporation's calculation of fair value and present a counter-offer. If the corporation does not agree with the dissenting shareholder's counter-offer, the corporation is forced to commence an appraisal proceeding. A court will then determine the fair value of the dissenter's shares, taking into consideration all relevant factors. The court can also assess legal fees not only among the class of dissenters as under Delaware law, but also against the corporation if it is determined that it is equitable to do so and that the corporation did not substantially comply with the procedures set forth in the CBCA. Legal fees and expenses may also be awarded to any party if the opposing party is found to have acted arbitrarily, vexatiously or otherwise not in good faith. Unlike in Delaware, the CBCA does not specifically prohibit the court from taking into effect any appreciation in the fair value of the shares attributable to the "accomplishment or expectation" of the transaction giving rise to dissenter's rights. In addition, Colorado law is not well developed in the context of valuing dissenter's shares. Thus, the fair value of dissenter's shares assigned by a court interpreting the CBCA could differ significantly (and could be significantly lower) from the value assigned by a Delaware court. The procedure under Colorado laws will likely ensure that dissenters receive at least some value from the corporation for their shares at an earlier date than might be obtained in Delaware.

      The Corporation believes that transactions in which the Corporation most likely would be involved would involve other public companies, in which case dissenter's rights would not be applicable under either Colorado or Delaware law. The Corporation does not presently intend to take any action, which would give rise to dissenter's rights. However, should such a transaction occur, the provisions under Colorado law may be viewed more favorable to a shareholder than the provisions under Delaware law.

      Dissolution. Under Colorado law, dissolution may be authorized by the adoption of a plan of dissolution by the Board of Directors, followed by the recommendation of the proposal to the shareholders (unless because of a conflict of interest or other circumstances the Board determines it cannot make any recommendation), then followed by the approval of shareholders entitled to vote thereon. The CBCA provides for the approval by a majority of each voting group entitled to vote thereon. Colorado law also provides for judicial dissolution of a corporation in an action taken by a shareholder upon a showing that (i) the Directors are deadlocked in management, the shareholders are unable to break the deadlock, and irreparable injury to the corporation is threatened or being suffered, or the business and affairs of the corporation can no longer be conducted to the advantage of shareholders generally because of the deadlock;
(ii) the Director or those in control of the corporation are acting or will act in a manner which is illegal, oppressive, or fraudulent; (iii) the shareholders have been deadlocked over two annual meetings in the election of Directors; or
(iv) the corporate assets are being misapplied or wasted. A Colorado corporation can also be dissolved judicially upon other grounds in a proceeding by the attorney general, or in a proceeding by creditors, as well as by the secretary of state. Under Delaware law, unless the Board of Directors approvals the proposal to dissolve, the dissolution must be approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the Board of Directors may it be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a Board-initiated dissolution, Delaware law allows a Delaware corporation to include in its Certificate of Incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. Helix Delaware's Certificate of Incorporation contains no such supermajority voting requirement, however, and a majority of the outstanding shares entitled to vote, voting at a meeting at which a quorum is present, would be sufficient to approve a dissolution of Helix Delaware that had previously been approved by its Board of Directors. Delaware law provides for dissolution by operation of law for "abuse, misuse or nonuse of its corporate powers, privileges or franchises."

      Action by Consent. Under Colorado law, unless the articles of incorporation require that a particular action is taken at a meeting of shareholders, any action to be taken by shareholders may be taken instead by the unanimous written consent of all shareholders entitled to vote thereon. Under Delaware law, action in lieu of a meeting is also allowed unless specifically disclaimed in a company's Certificate of Incorporation. The Certificate of Incorporation for Helix Delaware eliminates the ability of stockholders to act through written consent.

      Filling Vacancies on the Board of Directors. Under Colorado law, any vacancy on the board of Directors other than one created by removal of a Director elected by a voting group of shareholders may be filled by the Board of Directors or the Shareholders. If the number of Directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the

Directors then in office, by the affirmative vote of a majority of the Directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining Director. A vacancy created by removal of a Director elected by a voting group of shareholders may be filled by the Board of Directors by the affirmative vote of a majority of the Directors elected by such voting group of shareholders, unless the articles of incorporation provide otherwise. Subject to any contrary provision in the articles of incorporation, such vacancy may also be filled by the affirmative vote of shareholders belonging to such voting group. There is no contrary provision in the Articles of Incorporation of Helix Colorado. Under Delaware law, vacancies and newly created Directorships may be filled by a majority of the Directors then in office (even though less than a quorum) or by a sole remaining Director, unless otherwise provided in the certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such Director(s), in which case a majority of the Directors elected by such class, or a sole remaining Director so elected, shall fill such vacancy or newly created Directorship).

      Loans to Officers and Employees. Under Colorado law, any loan or guaranty to or for the benefit of a Director of the corporation as a "conflicting interest transaction" requires either: (i) approval of the majority of disinterested Directors after disclosure of material facts, (ii) approval of the shareholders after disclosure of material facts, or (iii) that it be fair as to the corporation. Although the Bylaws of Helix Delaware do not currently so provide, the Board of Directors could, pursuant to Delaware law, amend the Bylaws to allow the Company to make loans to, guarantee the obligations of or otherwise assist its officers and other employees and those of its subsidiaries (including Directors who are also officers or employees) when such action, in the judgment of the Directors, may reasonably be expected to benefit the corporation.

      Voting by Ballot. Helix Colorado's Bylaws provide, consistent with Colorado law, that the election of Directors at a shareholders' meeting need not be performed by ballot. Under Delaware law, the right to vote by written ballot may be restricted if so provided in the bylaws. The Bylaws of Helix Delaware state that stockholder voting is to be accomplished by written or electronic ballot only.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      The Proposed Reincorporation is intended to qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, (the "Code"). Subject to the limitations, qualifications and exceptions described herein, and assuming the Proposed Reorganization qualifies as such a "reorganization," the following tax consequences generally should result:

      (a) No gain or loss should be recognized by the shareholders, Helix Colorado or Helix Delaware as a result of the Proposed Reincorporation;

      (b) The aggregate tax basis of the Helix Delaware Common Stock received by each stockholder in the Proposed Reincorporation should be equal to the aggregate tax basis of the Helix Colorado Common Stock surrendered by such shareholder in exchange therefore; and

      (c) The holding period of the Helix Delaware Common Stock received by each stockholder should include the period for which such stockholder held the Helix Colorado Common Stock surrendered by him or her in exchange therefore, provided that such Helix Colorado Common Stock was held by such stockholder as a capital asset as of the effective date of the Proposed Reincorporation.

      The foregoing is a summary of certain federal income tax considerations that may be relevant to holders of Helix Colorado Common Stock who receive Helix Delaware Common Stock in exchange for their Helix Colorado Common Stock as a result of the Proposed Reincorporation. The discussion does not address all of the tax consequences of the Proposed Reincorporation that may be relevant to particular Helix Colorado shareholders, such as those Helix Colorado shareholders who are dealers in securities, foreign persons or shareholders who acquired their shares upon the exercise of stock options or in other compensatory transactions; nor does this summary address any tax consequences to holders of any Helix Colorado securities other than Helix Colorado Common Stock, such as any debt securities or options or warrants to acquire Helix Colorado Common Stock. Furthermore, no foreign, state, or local tax considerations are addressed herein.

      It should be noted that the Company has not requested a ruling from the Internal Revenue Service (the "IRS") with respect to any federal income tax consequences of the Proposed Reincorporation.

      IN VIEW OF THE VARYING AND INDIVIDUAL NATURE OF THE TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES THEREOF TO SUCH SHAREHOLDER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND/OR FOREIGN TAX LAWS.

                                    Exhibit A

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                              HELIX BIOMEDIX, INC.,
                             A COLORADO CORPORATION
                                       AND
                              HELIX BIOMEDIX, INC.,
                             A DELAWARE CORPORATION


      THIS AGREEMENT AND PLAN OF MERGER dated as of November 6, 2000 (the "Agreement") is between Helix BioMedix, Inc., a Colorado corporation ("Helix Colorado") and Helix BioMedix, Inc., a Delaware corporation ("Helix Delaware"). Helix Colorado and Helix Delaware are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

A. Helix Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of twenty-seven million (27,000,000) shares, par value $0.001 per share, of which twenty-five million (25,000,000) are designated "Common Stock," and two million (2,000,000) are designated "Preferred Stock." The Preferred Stock of Helix Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, 1 share of Common Stock was issued and outstanding, which was held by Helix Colorado, and zero (0) shares of Preferred Stock were issued and outstanding.

B. Helix Colorado is a corporation duly organized and existing under the laws of the State of Colorado and has an authorized capital of twelve million (12,000,000) shares, no par value, of which ten million (10,000,000) are designated "Common Stock" and two million (2,000,000) are designated "Preferred Stock." The Preferred Stock of Helix Colorado is designated Series A and has such rights, preferences, privileges and restrictions as are described in that certain Articles of Amendment to the Articles of Incorporation of Helix BioMedix, Inc. attached hereto as Appendix A. As of November 3, 2000, four million nine hundred fifty-two thousand eight hundred fifty-five (4,952,855) shares of Common Stock were issued and outstanding and zero (0) shares of Preferred Stock were issued and outstanding. Additionally, as of October 26, 2000, there are outstanding options to purchase one hundred ninety-five thousand nine hundred fifty-seven (195,957) shares of common stock and warrants exercisable to require two million eight hundred ninety-one thousand two hundred forty-three (2,891,243) shares of common stock upon the exercise of previously issued notes.

C. The Board of Directors of Helix Colorado has determined that, for the purpose of effecting the reincorporation of Helix Colorado in the State of Delaware, it is advisable and in the best interests of Helix Colorado and its shareholders that Helix Colorado merge with and into Helix Delaware upon the terms and conditions herein provided.

D. The respective Boards of Directors of Helix Delaware and Helix Colorado have approved this Agreement and have directed that this Agreement be submitted to a vote of the respective shareholders of Helix Colorado and Helix Delaware and executed by the undersigned officers.

      NOW THEREFORE, in consideration of the mutual agreements and covenants as set forth herein, Helix Delaware and Helix Colorado hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    I. MERGER

      1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Colorado Business Corporation Act, Helix Colorado shall be merged with and into Helix Delaware (the "Merger"), the separate existence of Helix Colorado shall cease and Helix Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Helix Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Helix BioMedix, Inc.

      1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed.

            (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Colorado Business Corporation Act.

            (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to the satisfaction thereof;

            (c) An executed Articles of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

            (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Colorado Business Corporation Act shall have been filed with the Secretary of State of the State of Colorado.

      The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

      1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Helix Colorado shall cease and Helix Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Helix Colorado's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Helix Colorado in the manner as more fully set forth in

Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations, including granted stock options and stock purchase warrants, of Helix Colorado in the same manner as if Helix Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Colorado General Corporation Law.

                  II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

      2.1 Certificate of Incorporation. The Certificate of Incorporation of Helix Delaware as in effect immediately prior to the Effective Date of the Merger, a copy of which is attached hereto as Appendix B, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      2.2 Bylaws. The Bylaws of Helix Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      2.3 Directors and Officers. The directors and officers of Helix Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER AND CONVERSION OF STOCK

      3.1 Helix Colorado Common Stock. Upon the Effective Date of the Merger, each share of Helix Colorado Common Stock, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, shall be changed and converted into and may be, at the option of the owner of such shares, exchanged for one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

      3.2 Helix Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of Helix Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Helix Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

      3.3 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Helix Colorado Common Stock may, at the stockholder's option, surrender the same for cancellation to United Stock Transfer, Inc., as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which such holders' shares of Helix Colorado Common Stock were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Helix Colorado Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock into which such shares of Helix Colorado Common Stock were converted in the Merger.

      The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

      Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Helix Colorado so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with the applicable laws.

      If any certificate for shares of Helix Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance therefor that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to Helix Delaware or the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Helix Delaware that such tax has been paid or is not payable.

                                   IV. GENERAL

      4.1 Covenants of Helix Delaware. Helix Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

            (a) Qualify to do business as a foreign corporation in the State of Colorado and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of the Colorado Business Corporation Act; and

            (b) Take such other actions as may be required by the Colorado Business Corporation Act.

      4.2 Further Assurances. From time to time, as and when required by Helix Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Helix Colorado such deeds and other instruments, as there shall be taken or caused to be taken by Helix Delaware and Helix Colorado such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Helix Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Helix Colorado and otherwise to carry out the purposes of this Agreement, and the officers and directors of Helix Delaware are fully authorized in the name and on behalf of Helix Colorado or otherwise to take any and all such action and to execute and deliver any and all such deeds or other instruments.

      4.3 Abandonment. At any time before the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Helix Colorado or Helix Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Helix Colorado or by the sole shareholder of Helix Delaware, or both.

      4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Colorado and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

      4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 1209 Orange Street, in the city of Wilmington, Delaware 19801, County of New Castle, and CT Corporation System is the registered agent of the Surviving Corporation at such address.

      4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 210 Baronne Street Suite 1004, New Orleans, LA 70112-1722, and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

      4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Colorado Business Corporation Act.

      4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

      4.9 Service of Process. The Surviving Corporation shall be deemed to have authorized service of process on it in connection with any proceeding to enforce any obligation or rights of dissenting shareholders of Helix Colorado, if any, or in any proceeding based on a cause of action arising with respect to Helix Colorado, if any, by registered or certified mail, return receipt requested, to the address of Helix Delaware as set forth in paragraph 4.6.

      IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Helix Delaware and Helix Colorado, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                        HELIX BIOMEDIX, INC.
                                        a Delaware corporation

                                        By:
                                           -------------------------------------
                                        R. Stephen Beatty, President and Chief
                                        Executive Officer


                                        By:
                                           -------------------------------------
                                        Elizabeth Scheer, Secretary



                                        HELIX BIOMEDIX, INC.
                                        a Colorado corporation

                                        By:
                                           -------------------------------------
                                        R. Stephen Beatty, President and Chief
                                        Executive Officer

                                        By:
                                           -------------------------------------

                                        -------------------, Secretary

                                    Exhibit B

                          CERTIFICATE OF INCORPORATION

                                       OF

                              HELIX BIOMEDIX, INC.


                                    ARTICLE I

                                      NAME

      The name of the Corporation is "Helix BioMedix, Inc."


                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

      The registered office of the Corporation in the State of Delaware is located at Corporate Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                                   ARTICLE III

                                     PURPOSE

      The purpose for which the Corporation is organized is to engage in any lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL").


                                   ARTICLE IV

                                 CAPITALIZATION

      Section 4.01. Authorized Capital.

            (a) The total number of shares of stock that the Corporation shall have the authority to issue is twenty-seven million (27,000,000) shares of capital stock, consisting of (i) two million (2,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), and (ii) twenty-five million (25,000,000) shares of common stock, par value $0.001 per share (the "Common Stock").

            (b) Subject to the provisions of this Certificate of Incorporation and the Preferred Stock Designation (as defined below) creating any series of Preferred Stock, the Corporation may issue shares of its capital stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation (the "Board of Directors"), which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

            (c) The right to cumulate votes for the election of directors as provided in Section 214 of the DGCL shall not be granted and is hereby expressly denied.

            (d) No stockholder of the Corporation shall by reason of his or her holding shares of any class of capital stock of the Corporation have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares (whether now or hereafter acquired) of any class of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of capital stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividends or voting or other rights of that stockholder.

      Section 4.02. Preferred Stock. (a) The Preferred Stock may be issued from time to time in one or more series. Authority is hereby expressly granted to and vested in the Board of Directors to authorize from time to time the issuance of Preferred Stock in one or more series. With respect to each series of Preferred Stock authorized by it, the Board of Directors shall be authorized to establish by resolution or resolutions, and by filing a certificate pursuant to applicable law of the State of Delaware (the "Preferred Stock Designation"), the following to the fullest extent now or hereafter permitted by the DGCL:

                  (1) the designation of such series;

                  (2) the number of shares to constitute such series;

                  (3) whether such series is to have voting rights (full, special or limited) or is to be without voting rights;

                  (4) if such series is to have voting rights, whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of the Common Stock or one or more other series of Preferred Stock;

                  (5) the preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) with respect to such series;

                  (6) the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds or funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

                  (7) the dividend rights and preferences (if any) of such series, including, without limitation, (i) the rates of dividends payable thereon, (ii) the conditions upon which and the time when such dividends are payable, (iii) whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate and (iv) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on the Common Stock or any other series of Preferred Stock;

                  (8) the preferences (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Corporation;

                  (9) whether or not the shares of such series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (i) shares of Common Stock, (ii) shares of any other series of Preferred Stock or
      (iii) any other stock or securities of the Corporation;

                  (10) if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted; and

                  (11) such other rights, powers and preferences with respect to such series as may to the Board of Directors seem advisable.

      Any series of Preferred Stock may vary from any other series of Preferred Stock in any or all of the foregoing respects and in any other manner.

            (b) The Board of Directors may, with respect to any existing series of Preferred Stock but subject to the Preferred Stock Designation creating such series, (i) increase the number of shares of Preferred Stock designated for such series by a resolution adding to such series authorized and unissued shares of Preferred Stock not designated for any other series and (ii) decrease the number of shares of Preferred Stock designated for such series by a resolution subtracting from such series shares of Preferred Stock designated for such series (but not below the number of shares of such series then outstanding), and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

            (c) No vote of the holders of the Common Stock or the Preferred Stock shall, unless otherwise expressly provided in a Preferred Stock Designation creating any series of

Preferred Stock, be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation. Shares of any series of Preferred Stock that have been authorized for issuance pursuant to this Certificate of Incorporation and that have been issued and reacquired in any manner by the Corporation (including upon conversion or exchange thereof) shall be restored to the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors and a Preferred Stock Designation as set forth above.

      Section 4.03. Common Stock.

            (a) The holders of shares of the Common Stock shall be entitled to vote upon all matters submitted to a vote of the common stockholders of the Corporation and shall be entitled to one vote for each share of the Common Stock held.

            (b) Subject to the prior rights and preferences (if any) applicable to shares of Preferred Stock of any series, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

            (c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the preferential or other rights (if any) of the holders of shares of the Preferred Stock in respect thereof, the holders of shares of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. For purposes of this paragraph (c), a liquidation, dissolution or winding-up of the Corporation shall not be deemed to be occasioned by or to include (i) any consolidation or merger of the Corporation with or into another corporation or other entity or (ii) a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

      Section 4.04. Stock Options, Warrants, etc. Unless otherwise expressly prohibited in the Preferred Stock Designation creating any series of Preferred Stock, the Corporation shall have authority to create and issue warrants, rights and options entitling the holders thereof to purchase from the Corporation shares of the Corporation's capital stock of any class or series or other securities of the Corporation for such consideration and to such persons, firms or corporations as the Board of Directors, in its sole discretion, may determine, setting aside from the authorized but unissued capital stock of the Corporation the requisite number of shares for issuance upon the exercise of such warrants, rights or options. Such warrants, rights and options shall be evidenced by one or more instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, time for exercise and other terms of such warrants, rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                    ARTICLE V

                                    DIRECTORS

      Section 5.01. Number and Term. The number of directors of the Corporation shall from time to time be fixed exclusively by the Board of Directors in accordance with, and subject to the limitations set forth in, the bylaws of the Corporation (the "Bylaws"); provided, however, that the Board of Directors shall at all times consist of a minimum of three and a maximum of twelve members, subject, however, to increases above twelve members as may be required in order to permit the holders of any series of Preferred Stock to exercise their right (if any) to elect additional directors under specified circumstances. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Anything in this Certificate of Incorporation or the Bylaws to the contrary notwithstanding, each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

      Section 5.02. Limitation of Personal Liability.

            (a) No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or
(iv) for any transaction from which the director derived an improper personal benefit.

            (b) If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the personal liability of the directors to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time.

      Section 5.03. Classification. The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification to be determined with respect to such director by the Board of Directors. The initial term of office of Class I directors shall expire at the annual meeting of the Corporation's stockholders in 2001. The initial term of office of Class II directors shall expire at the annual meeting of stockholders in 2002. The initial term of office of Class III directors shall expire at the annual meeting of stockholders in 2003. Each director elected at an annual meeting of stockholders to succeed a director whose term is then expiring shall hold office until the third annual meeting of stockholders after his election or until his successor is elected and qualified or until his earlier death, resignation or removal. Increases and decreases in the number of directors shall be apportioned among the classes of directors so that all classes will be as nearly equal in number as possible. No decrease in the number of directors constituting the Corporation's Board of Directors shall shorten the term of any incumbent director.

      Section 5.04. Initial Directors. The initial directors of the Corporation, and their respective classes, shall be as follows:

      Class I Thomas L. Frazer, 7520 Perkins Rd., Suite 280, Baton Rouge, LA 70808 Carlyn Steiner, 811 34th Avenue East, Seattle, WA 98112

      Class II Jeffrey A. Miller, 931 West 75th St., Suite 137-264, Naperville, IL 60565

      Class III   R. Stephen Beatty, 210 Baronne St., Suite 1004, New Orleans,
                  LA 70112 Ralph Katz, 6529 Manor Drive, Burr Ridge, IL 60521

      Section 5.05. Nomination and Election.

            (a) Nominations of persons for election or reelection to the Board of Directors may be made by or at the direction of the Board of Directors. The Bylaws may set forth procedures for the nomination of persons for election or reelection to the Board of Directors and only persons who are nominated in accordance with such procedures (if any) shall be eligible for election or reelection as directors of the Corporation; provided, however, that such procedures shall not infringe upon (i) the right of the Board of Directors to nominate persons for election or reelection to the Board of Directors or (ii) the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances.

            (b) Each director shall be elected in accordance with this Certificate of Incorporation, the Bylaws and applicable law. Election of directors by the Corporation's stockholders need not be by written ballot unless the Bylaws so provide.

      Section 5.06. Removal. No director of any class may be removed before the expiration of his term of office except for cause and then only by the affirmative vote of the holders of not less than a majority in voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class. The Board of Directors may not remove any director, and no recommendation by the Board of Directors that a director be removed may be made to the Corporation's stockholders unless such recommendation is set forth in a resolution adopted by the affirmative vote of not less than 66-2/3% of the whole Board of Directors.

      Section 5.07. Vacancies.

            (a) In case any vacancy shall occur on the Board of Directors because of death, resignation or removal, such vacancy may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors remaining in office (though less than a quorum), or by the sole remaining director. The director so appointed shall serve for the unexpired term of his predecessor or until his successor is elected and qualified or until his earlier death, resignation or removal. If there are no directors then in office, an election of directors may be held in the manner provided by applicable law.

            (b) Any newly-created directorship resulting from any increase in the number of directors may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors then in office (though less than a quorum), or by the sole remaining director. The director so appointed shall be assigned to such class of directors as such majority of directors or the sole remaining director, as the case may be, shall determine; provided, however, that newly-created directorships shall be apportioned among the classes of directors so that all classes will be as nearly equal in number as possible. Each director so appointed shall hold office for the remaining term of the class to which he is assigned or until his successor is elected and qualified or until his earlier death, resignation or removal.

            (c) Except as expressly provided in this Certificate of Incorporation or as otherwise provided by applicable law, stockholders of the Corporation shall not have the right to fill vacancies on the Board of Directors, including newly-created directorships.

      Section 5.08. Subject to Rights of Holders of Preferred Stock. Notwithstanding the foregoing provisions of this Article V, if the Preferred Stock Designation creating any series of Preferred Stock entitles the holders of such Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, then all provisions of such Preferred Stock Designation relating to the nomination, election, term of office, removal, filling of vacancies and other features of such directorships shall, as to such directorships, govern and control over any conflicting provisions of this
Article V, and such directors so elected need not be divided into classes pursuant to this Article V unless expressly provided by the provisions of such Preferred Stock Designation.


                                   ARTICLE VI

                               AMENDMENT OF BYLAWS

      The Board of Directors is expressly authorized and empowered to adopt, alter, amend or repeal the Bylaws. Stockholders of the Corporation shall have the power to alter, amend, expand or repeal the Bylaws but only by the affirmative vote of the holders of not less than 66-2/3% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.


                                   ARTICLE VII

                      ACTIONS AND MEETINGS OF STOCKHOLDERS

      Section 7.01. No Action by Written Consent. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders. Stockholders of the Corporation may not act by consent, written or electronically, in lieu of a meeting.

      Section 7.02. Meetings.

            (a) Meetings of the stockholders of the Corporation (whether annual or special) may only be called by the Board of Directors or by such officer or officers of the Corporation as the Board of Directors may from time to time authorize to call meetings of the stockholders of the Corporation. Stockholders of the Corporation shall not be entitled to call any meeting of stockholders or to require the Board of Directors or any officer or officers of the Corporation to call a meeting of stockholders except as otherwise expressly provided in the Bylaws or in the Preferred Stock Designation creating any series of Preferred Stock.

            (b) Stockholders of the Corporation shall not be entitled to propose business for consideration at any meeting of stockholders except as otherwise expressly provided in the Bylaws or in the Preferred Stock Designation creating any series of Preferred Stock.

            (c) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice or waivers of notice of such meeting. The person presiding at a meeting of stockholders may determine whether business has been properly brought before the meeting and, if the facts so warrant, such person may refuse to transact any business at such meeting which has not been properly brought before such meeting.

      Section 7.03. Appoint and Remove Officers, etc. The stockholders of the Corporation shall have no right or power to appoint or remove officers of the Corporation nor to abrogate the power of the Board of Directors to elect and remove officers of the Corporation. The stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the Board of Directors nor to abrogate the power of the Board of Directors to establish one or more such committees or the power of any such committee to exercise the powers and authority of the Board of Directors.


                                  ARTICLE VIII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Corporation shall indemnify, to the fullest extent permitted by applicable law and pursuant to the Bylaws, each person who is or was a director or officer of the Corporation, and may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL.


                                   ARTICLE IX

               ELECTION TO BE GOVERNED BY SECTION 203 OF THE DGCL

      The Corporation hereby elects to be governed by Section 203 of the DGCL; provided, however, that the provisions of this Article IX shall not apply to restrict a business combination between the Corporation and an interested stockholder (as defined in Section 203 of the DGCL) of the Corporation if either (i) such business combination was approved by the Board of Directors prior to the time that such stockholder became an interested stockholder or (ii) such stockholder became an interested stockholder as a result of, and at or prior to the effective time of, a transaction which was approved by the Board of Directors prior to the time that such stockholder became an interested stockholder.


                                    ARTICLE X

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

      The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by applicable law, and all rights conferred upon stockholders, directors or any other persons by or pursuant to this Certificate of Incorporation are granted subject to this reservation. Notwithstanding the foregoing or any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, the provisions of this Article X and of Articles V, VI, VII and VIII may not be repealed or amended in any respect, and no provision inconsistent with any such provision or imposing cumulative voting in the election of directors may be added to this Certificate of Incorporation, unless such action is approved by the affirmative vote of the holders of not less than 66-2/3% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class; provided, however, that any amendment or repeal of Section 5.02 or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal and, provided further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the Series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.


                                   ARTICLE XI

                        VOTING REQUIREMENTS NOT EXCLUSIVE

      The voting requirements contained in this Certificate of Incorporation shall be in addition to the voting requirements imposed by law or by the Preferred Stock Designation creating any series of Preferred Stock.

                                   ARTICLE XII

Incorporator

      The incorporator is LPSL Corporate Services, Inc., whose address is 1420 Fifth Avenue, Suite 4100, Seattle, Washington 98101-2338.

IN WITNESS WHEREOF, the undersigned has executed these Articles on October 31, 2000.


                                        LPSL CORPORATE SERVICES, INC.



                                        By
                                           -------------------------------------
                                           Jim D. Johnston, Vice President
                                           Incorporator

                                    Exhibit C

                                     BYLAWS
                                       OF
                              HELIX BIOMEDIX, INC.


                                    PREAMBLE

      These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware ("DGCL") and the Certificate of Incorporation (the "Certificate of Incorporation") of Helix BioMedix, Inc. (the "Corporation"). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such provisions of the DGCL and the Certificate of Incorporation, as the case may be, will be controlling.

                                    ARTICLE I

                               OFFICES AND RECORDS

      SECTION 1.1. REGISTERED OFFICE AND AGENT. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

      SECTION 1.2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or the business of the Corporation may require.

      SECTION 1.3. BOOKS AND RECORDS. The books and records of the Corporation may be kept at the Corporation's principal executive office or at such other locations as may from time to time be designated by the Board of Directors. Consents and notices may be received in the form of electronic communications provided that they are reproduced in paper form and delivered to the Corporation's principal executive office unless otherwise provided in the Certificate of Formation or the DGCL. The use of reproductions of consents including, but not limited to copies, faxes, and other reliable reproductions, may be used in lieu of the original writing for any and all purposes for which the original writing could be used, provided the reproduction is a complete reproduction of the entire original writing pursuant to the DGCL.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      SECTION 2.1. ANNUAL MEETINGS. An annual meeting of the Corporation's stockholders (the "Stockholders") shall be held each calendar year for the purposes of (i) electing directors as provided in Article III and (ii) transacting such other business as may properly be brought before the meeting. Each annual meeting shall be held on such date (no later than 13 months after the date of the last annual meeting of Stockholders) and at such time as shall be designated by the Board of Directors and stated in the notice or waivers of notice of such meeting.

      SECTION 2.2. SPECIAL MEETINGS. Special meetings of the Stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board (if any) or the Chief Executive Officer and shall be called by the Secretary at the written request, or by resolution adopted by the affirmative vote, of a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board"), which request or resolution shall fix the date, time and place, and state the purpose or purposes, of the proposed meeting. Except as provided by applicable law, these Bylaws, or the Certificate of Incorporation, Stockholders shall not be entitled to call a special meeting of Stockholders or to require the Board of Directors or any officer to call such a meeting or to propose business at such a meeting. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice or waivers of notice of such meeting.

      SECTION 2.3. PLACE OF MEETINGS. The Board of Directors may designate the place of meeting (either within or without the State of Delaware) for any meeting of Stockholders. If no designation is made by the Board of Directors, the place of meeting shall be held at the principal executive office of the Corporation.

      SECTION 2.4. NOTICE OF MEETINGS. (a) Written or electronic notice of each meeting of Stockholders shall be delivered to each Stockholder of record entitled to vote thereat, which notice shall (i) state the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and (ii) be given not less than 10 nor more than 60 days before the date of the meeting.

            (b) Each notice of a meeting of Stockholders shall be given as provided in Section 9.1, except that if no address appears on the Corporation's books or stock transfer records with respect to any Stockholder, notice to such Stockholder shall be deemed to have been given if sent by first-class mail or telecommunication to the Corporation's principal executive office or if published at least once in a newspaper of general circulation in the county where such principal executive office is located.

            (c) If any notice addressed to a Stockholder at the address of such Stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the Stockholder at such address, all further notices to such Stockholder at such address shall be deemed to have been duly given without further mailing if the same shall be available to such Stockholder upon written demand of such Stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of such notice.

            (d) Any previously scheduled meeting of the Stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting.

      SECTION 2.5. VOTING LIST. At least 10 days before each meeting of Stockholders, the Secretary or other officer or agent of the Corporation who has charge of the Corporation's stock ledger shall prepare a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order and showing, with respect to each Stockholder, his address and the number of shares registered in his name. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice or waivers of notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger of the Corporation shall be the only evidence as to who are the Stockholders entitled to examine any list required by this Section 2.5 or to vote at any meeting of Stockholders.

      SECTION 2.6. QUORUM AND ADJOURNMENT. The holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), present in person or by proxy, shall constitute a quorum at any meeting of Stockholders, except as otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws. If a quorum is present at any meeting of Stockholders, such quorum shall not be broken by the withdrawal of enough Stockholders to leave less than a quorum and the remaining Stockholders may continue to transact business until adjournment. If a quorum shall not be present at any meeting of Stockholders, the holders of a majority of the voting stock represented at such meeting or, if no Stockholder entitled to vote is present at such meeting, any officer of the Corporation may adjourn such meeting from time to time until a quorum shall be present. Notwithstanding anything in these Bylaws to the contrary, the chairman of any meeting of Stockholders shall have the right, acting in his sole discretion, to adjourn such meeting from time to time.

      SECTION 2.7. ADJOURNED MEETINGS. When a meeting of Stockholders is adjourned to another time or place, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, if an adjournment is for more than 30 days or if after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At any adjourned meeting at which a quorum shall be present in person or by proxy, the Stockholders entitled to vote thereat may transact any business which might have been transacted at the meeting as originally noticed.

      SECTION 2.8. VOTING. (a) Election of directors at all meetings of Stockholders at which directors are to be elected shall be by written ballot or electronic communications and, except as otherwise provided in the Certificate of Incorporation, a plurality of the votes cast thereat shall elect. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the Stockholders at any meeting shall be decided by a majority of the votes cast with respect to such matter. Except as otherwise provided in the Certificate of Incorporation or by applicable law, (i) no Stockholder shall have any right of cumulative voting and (ii) each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders.

            (b) Shares standing in the name of another corporation (whether domestic or foreign) may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A Stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee (or his proxy) may represent the stock and vote thereon.

            (c) If shares or other securities having voting power stand of record in the name of two or more persons (whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise) or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

            (i)   if only one votes, his act binds all;

            (ii) if more than one votes, the act of the majority so voting binds all; and

            (iii) if more than one votes but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately or any person voting the shares, or a beneficiary, (if any) may apply to the Delaware Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the person so voting the shares, which shall then be voted as determined by a majority such persons and the person so appointed by the court.

If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of the paragraph (c) shall be a majority or even-split in interest.

      SECTION 2.9. PROXIES. (a) At any meeting of Stockholders, each Stockholder having the right to vote thereat may be represented and vote either in person or by proxy executed in writing by such Stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation at or before the beginning of each meeting at which such proxy is to be voted. Unless otherwise provided therein, no proxy shall be valid after three years from the date of its execution. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by applicable law.

            (b) A proxy shall be deemed signed if the Stockholder's name is placed on the proxy (whether by manual signature, telegraphic transmission or otherwise) by the Stockholder or his attorney-in-fact. In the event any proxy shall designate two or more persons to act as proxies, a majority of such persons present at the meeting (or, if only one shall be present, then that one) shall have and may exercise all the powers conferred by the proxy upon all the persons so designated unless the proxy shall otherwise provide.

            (c) Except as otherwise provided by applicable law, by the Certificate of Incorporation or by these Bylaws, the Board of Directors may, in advance of any meeting of Stockholders, prescribe additional regulations concerning the manner of execution and filing of proxies (and the validation of same) which may be voted at such meeting.

      SECTION 2.10. RECORD DATE. For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders (or any adjournment thereof) or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors or be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If no record date is fixed, (i) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      SECTION 2.11. CONDUCT OF MEETINGS; AGENDA. (a) Meetings of the Stockholders shall be presided over by the officer of the Corporation whose duties under these Bylaws require him to do so; provided, however, if no such officer of the Corporation shall be present at any meeting of Stockholders, such meeting shall be presided over by a chairman to be chosen by a majority of the Stockholders entitled to vote at the meeting who are present in person or by proxy. At each meeting of Stockholders, the officer of the Corporation whose duties under these Bylaws require him to do so shall act as secretary of the meeting; provided, however, if no such officer of the Corporation shall be present at any meeting of Stockholders, the chairman of such meeting shall appoint a secretary. The order of business at each meeting of Stockholders shall be as determined by the chairman of the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him in order.

            (b) The Board of Directors may, in advance of any meeting of Stockholders, adopt an agenda for such meeting, adherence to which the chairman of the meeting may enforce.

      SECTION 2.12. INSPECTORS OF ELECTION; OPENING AND CLOSING OF POLLS. (a) Before any meeting of Stockholders, the Board of Directors may, and if required by law shall, appoint one or more persons to act as inspectors of election at such meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and if required by law or requested by any Stockholder entitled to vote or his proxy shall, appoint a substitute inspector. If no inspectors are appointed by the Board of Directors, the chairman of the meeting may, and if required by law or requested by any Stockholder entitled to vote or his proxy shall, appoint one or more inspectors at the meeting. Notwithstanding the foregoing, inspectors shall be appointed consistent with the mandatory provisions of Section 231 of the DGCL.

            (b) Inspectors may include individuals who serve the Corporation in other capacities (including as officers, employees, agents or representatives); provided, however, that no director or candidate for the office of director shall act as an inspector. Inspectors need not be Stockholders.

            (c) The inspectors shall (i) determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and (ii) receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes and ballots, determine the results and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. The inspectors shall have such other duties as may be prescribed by Section 231 of the DGCL.

            (d) The chairman of the meeting may, and if required by the DGCL shall, fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at the meeting.

      SECTION 2.13. PROCEDURES FOR BRINGING BUSINESS BEFORE ANNUAL MEETINGS.
(a) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of Stockholders except in accordance with the procedures hereinafter set forth in this Section 2.13; provided, however, that nothing in this Section 2.13 shall be deemed to preclude discussion by any Stockholder of any business properly brought before any annual meeting of Stockholders in accordance with such procedures.

            (b) At any annual meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) properly brought before the meeting by a Stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive office of the Corporation not less than 120 days nor more than 150 days in advance of the first anniversary of the date of the Corporation's proxy statement released to Stockholders in connection with the previous year's annual meeting of Stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of Stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice must be received by the Corporation at least 80 days prior to the date the Corporation intends to distribute its proxy statement with respect to such meeting. Any meeting of Stockholders which is adjourned and will reconvene within 30 days after the meeting date as originally noticed shall, for purposes of any Stockholder's notice contemplated by this paragraph (b), be deemed to be a continuation of the original meeting, and no business may be brought before such adjourned meeting by any Stockholder unless timely notice of such business was given to the Secretary of the Corporation for the meeting as originally noticed.

            (c) Each notice given by a Stockholder as contemplated by paragraph
(b) above shall set forth, as to each matter the Stockholder proposes to bring before the annual meeting, (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and his reasons for conducting such business at the annual meeting, (ii) any material interest of the Stockholder in such business, (iii) the name, principal occupation and record address of the Stockholder, (iv) the class and number of shares of the Corporation which are held of record or beneficially owned by the Stockholder, (v) the dates upon which the Stockholder acquired such shares of stock and documentary support for any claims of beneficial ownership and (vi) such other matters as may be required by the Certificate of Incorporation.

            (d) The foregoing right of a Stockholder to propose business for consideration at an annual meeting of Stockholders shall be subject to such conditions, restrictions and limitations as may be imposed by the Certificate of Incorporation. Nothing in this Section 2.13 shall entitle any Stockholder to propose business for consideration at any special meeting of Stockholders.

            (e) The chairman of any meeting of Stockholders shall determine whether business has been properly brought before the meeting and, if the facts so warrant, may refuse to transact any business at such meeting which has not been properly brought before the meeting.

            (f) Notwithstanding any other provision of these Bylaws, the Corporation shall be under no obligation to include any Stockholder proposal in its proxy statement or otherwise present any such proposal to Stockholders at a meeting of Stockholders if the Board of Directors reasonably believes that the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement to Stockholders any Stockholder proposal not required to be included in its proxy statement to Stockholders in accordance with the Exchange Act and such rules or regulations.

            (g) Nothing in this Section 2.13 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act.

            (h) Reference is made to Section 3.4 for procedures relating to the nomination of any person for election or reelection as a director of the Corporation.

      SECTION 2.14. ACTION WITHOUT MEETING. No action shall be taken by Stockholders except at a meeting of Stockholders. Stockholders may not act by written consent in lieu of a meeting.


                                   ARTICLE III

              BOARD OF DIRECTORS -- POWERS, NUMBER, CLASSIFICATION, NOMINATIONS, RESIGNATIONS, REMOVAL, VACANCIES AND COMPENSATION

      SECTION 3.1. MANAGEMENT. The business and property of the Corporation shall be managed by and under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws, the Board of Directors may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

      SECTION 3.2. NUMBER AND QUALIFICATION. The number of directors shall be fixed from time to time exclusively pursuant to resolution adopted by a majority of the Whole Board, but shall consist of not less than three nor more than 12 directors, subject, however, to increases above 12 members as may be required in order to permit the holders of any series of preferred stock of the Corporation to elect directors under specified circumstances. The directors need not be Stockholders or residents of the State of Delaware. Each director must have attained 21 years of age.

      SECTION 3.3 CLASSES OF DIRECTORS. The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification to be determined with respect to such director by the Board of Directors.

      SECTION 3.4. ELECTION; TERM OF OFFICE. (a) The initial term of office of Class I directors shall expire at the annual meeting of the Corporation's Stockholders in 2001. The initial term of office of Class II directors shall expire at the annual meeting of Stockholders in 2002. The initial term of office of Class III directors shall expire at the annual meeting of Stockholders in 2003. Subject to Sections 3.9 and 3.10, each director elected at an annual meeting of Stockholders to succeed a director whose term is expiring shall hold office until the third annual meeting of Stockholders after his election or until his successor is elected and qualified or until his earlier death, resignation or removal.

            (b) Directors shall be elected by Stockholders only at annual meetings of Stockholders, except that if any such annual meeting is not held or if any director to be elected thereat is not elected, such director may be elected at any special meeting of Stockholders held for that purpose.

            (c) No decrease in the number of directors constituting the Whole Board shall have the effect of shortening the term of any incumbent director.

      SECTION 3.5. ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

      SECTION 3.6. NOMINATIONS. (a) Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 3.6 shall be eligible for election as directors of the Corporation.

            (b) Nominations of persons for election to the Board of Directors at a meeting of Stockholders may be made only (i) by or at the direction of the Board of Directors or (ii) by any Stockholder entitled to vote for the election of directors at the meeting who satisfies the eligibility requirements (if any) set forth in the Certificate of Incorporation and who complies with the notice procedures set forth in this Section 3.6 and in the Certificate of Incorporation; provided, however, Stockholders may not nominate persons for election to the Board of Directors at any special meeting of Stockholders unless the business to be transacted at such special meeting, as set forth in the notice of such meeting, includes the election of directors. Nominations by Stockholders shall be made pursuant to timely notice in writing to the Secretary. To be timely, a Stockholder's notice given in the context of an annual meeting of Stockholders shall be delivered to or mailed and received at the principal executive office of the Corporation not less than 120 days nor more than 150 days in advance of the first anniversary of the date of the Corporation's proxy statement released to Stockholders in connection with the previous year's annual meeting of Stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of Stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice must be received by the Corporation at least 80 days prior to the date the Corporation intends to distribute its proxy statement with respect to such meeting. To be timely, a Stockholder's notice given in the context of a special meeting of Stockholders shall be delivered to or mailed and received at the principal executive office of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. For purposes of the foregoing, "public announcement" means the disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Any meeting of Stockholders which is adjourned and will reconvene within 30 days after the meeting date as originally noticed shall, for purposes of any notice contemplated by this paragraph (b), be deemed to be a continuation of the original meeting and no nominations by a Stockholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally noticed.

            (c) Each notice given by a Stockholder as contemplated by paragraph
(b) above shall set forth the following information, in addition to any other information or matters required by the Certificate of Incorporation:

            (i) as to each person whom the Stockholder proposes to nominate for election or re-election as a director, (A) the exact name of such person,
      (B) such person's age, principal occupation, business address and telephone number and residence address and telephone number, (C) the number of shares (if any) of each class of stock of the Corporation owned directly or indirectly by such person and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor regulation thereto (including such person's notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected);

            (ii) as to the Stockholder giving the notice, (A) his name and address, as they appear on the Corporation's books, (B) his principal occupation, business address and telephone number and residence address and telephone number, (C) the class and number of shares of the Corporation which are held of record or beneficially owned by him and (D) the dates upon which he acquired such shares of stock and documentary support for any claims of beneficial ownership; and

            (iii) a description of all arrangements or understandings between the Stockholder giving the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such Stockholder.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee.

            (d) The foregoing right of a Stockholder to nominate a person for election or reelection to the Board of Directors shall be subject to such conditions, restrictions, and limitations as may be imposed by the Certificate of Incorporation.

            (e) Nothing in this Section 3.6 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act.

            (f) The chairman of a meeting of Stockholders shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Section 3.6 and, if any nomination is not in compliance with this Section 3.6, to declare that such defective nomination shall be disregarded.

      SECTION 3.7. RESIGNATIONS. Any director may resign at any time by giving notice, either written or by electronic communications, to the Board of Directors or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

      SECTION 3.8. REMOVAL. No director may be removed before the expiration of his term of office except for cause and then only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding Voting Stock, voting together as a single class. The Board of Directors may not remove any director, and no recommendation by the Board of Directors that a director be removed may be made to the Stockholders unless such recommendation is set forth in a resolution adopted by the affirmative vote of not less than 66-2/3% of the Whole Board.

      SECTION 3.9. VACANCIES. (a) In case any vacancy shall occur on the Board of Directors because of death, resignation or removal, such vacancy may be filled by a majority of the directors remaining in office (though less than a quorum) or by the sole remaining director. The director so appointed shall serve for the unexpired term of his predecessor or until his successor is elected and qualified or until his earlier death, resignation or removal. If there are no directors then in office, an election of directors may be held in the manner provided by applicable law.

            (b) Any newly-created directorship resulting from any increase in the number of directors constituting the Whole Board may be filled by a majority of the directors then in office (though less than a quorum), or by the sole remaining director. The director so appointed shall be assigned to such class of directors as such majority of directors, or the sole remaining director, as the case may be, shall determine; provided however, that newly-created directorships shall be apportioned among the classes of directors so that all classes will be as nearly equal in number as possible. Each director so appointed shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

            (c) Except as expressly provided in these Bylaws or the Certificate of Incorporation or as otherwise provided by law, Stockholders shall not have any right to fill vacancies on the Board of Directors, including newly-created directorships.

            (d) If, as a result of a disaster or emergency (as determined in good faith by the then remaining directors), it becomes impossible to ascertain whether or not vacancies exist on the Board of Directors, and a person is, or persons are, elected by the directors, who in good faith believe themselves to be a majority of the remaining directors, or the sole remaining director, to fill a vacancy or vacancies that such remaining directors in good faith believe exists, then the acts of such person or persons who are so elected as directors shall be valid and binding upon the Corporation and the Stockholders, although it may subsequently develop that at the time of the election (i) there was in fact no vacancy or vacancies existing on the Board of Directors or (ii) the directors, or the sole remaining director, who so elected such person or persons did not in fact constitute a majority of the remaining directors.

      SECTION 3.10. SUBJECT TO RIGHTS OF HOLDERS OF PREFERRED STOCK. Notwithstanding the foregoing provisions of this Article III, if the resolutions of the Board of Directors creating any series of preferred stock of the Corporation entitle the holders of such preferred stock, voting separately by series, to elect additional directors under specified circumstances, then all provisions of such resolutions relating to the nomination, election, term of office, removal, filling of vacancies and other features of such directorships shall, as to such directorships, govern and control over any conflicting provisions of this Article III.

      SECTION 3.11. COMPENSATION. The Board of Directors shall have the authority to fix, and from time to time to change, the compensation of directors. Each director shall be entitled to reimbursement from the Corporation for his reasonable expenses incurred in attending meetings of the Board of Directors (or any committee thereof) and meetings of the Stockholders. Nothing contained in these Bylaws shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                   BOARD OF DIRECTORS -- MEETINGS AND ACTIONS

      SECTION 4.1. PLACE OF MEETINGS. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

      SECTION 4.2. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. Except as otherwise provided by applicable law, any business may be transacted at any regular meeting of the Board of Directors.

      SECTION 4.3. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called by the Secretary at the request of the Chairman of the Board (if any) or the Chief Executive Officer on not less than 24 hours' notice to each director, specifying the time, place and purpose of the meeting. Special meetings shall be called by the Secretary on like notice at the request, in writing or by electronic communication, of any two directors, which request shall state the purpose of the meeting.

      SECTION 4.4. QUORUM; VOTING. (a) At all meetings of the Board of Directors, a majority of the Whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time (without notice other than announcement at the meeting) until a quorum shall be present. A meeting of the Board of Directors at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors; provided, however, that no action of the remaining directors shall constitute the act of the Board of Directors unless the action is approved by at least a majority of the required quorum for the meeting or such greater number of directors as shall be required by applicable law, by the Certificate of Incorporation or by these Bylaws.

            (b) The act of a majority of the directors present at any meeting of the Board of Directors at which there is a quorum shall be the act of the Board of Directors unless, by express provision of law, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control.

      SECTION 4.5. CONDUCT OF MEETINGS. At meetings of the Board of Directors, business shall be transacted in such order as shall be determined by the chairman of the meeting unless the Board of Directors shall otherwise determine the order of business. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

      SECTION 4.6. PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his dissent, either in writing or by electronic communication, to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to any director who voted in favor of such action.

      SECTION 4.7. ACTION WITHOUT MEETING. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all directors consent thereto in writing. All such written consents shall be filed with the minutes of proceedings of the Board of Directors.

      SECTION 4.8. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                                    ARTICLE V

                      COMMITTEES OF THE BOARD OF DIRECTORS

      SECTION 5.1. EXECUTIVE COMMITTEE. (a) The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the Whole Board, designate an Executive Committee which, during the intervals between meetings of the Board of Directors and subject to Section 5.11, shall have and may exercise, in such manner as it shall deem to be in the best interests of the Corporation, all of the powers of the Board of Directors in the management or direction of the business and affairs of the Corporation, except as reserved to the Board of Directors or as delegated by the Board of Directors to another committee of the Board of Directors or as may be prohibited by law. The Executive Committee shall consist of not less than two directors, the exact number to be determined from time to time by the affirmative vote of a majority of the Whole Board. None of the members of the Executive Committee need be an officer of the Corporation.

            (b) Meetings of the Executive Committee may be called at any time by the Chairman of the Board (if any) or the Chief Executive Officer on not less than one day's notice to each member given verbally or in writing, which notice shall specify the time, place and purpose of the meeting.

      SECTION 5.2. OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the Whole Board, establish additional standing or special committees of the Board of Directors, each of which shall consist of two or more directors (the exact number to be determined from time to time by the Board of Directors) and, subject to Section 5.11, shall have such powers and functions as may be delegated to it by the Board of Directors. No member of any such additional committee need be an officer of the Corporation.

      SECTION 5.3. TERM. Each member of a committee of the Board of Directors shall serve as such until the earliest of (i) his death, (ii) the expiration of his term as a director, (iii) his resignation as a member of such committee or as a director and (iv) his removal as a member of such committee or as a director.

      SECTION 5.4. COMMITTEE CHANGES; REMOVAL. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to abolish any committee of the Board of Directors; provided, however, that no such action shall be taken in respect of the Executive Committee unless approved by a majority of the Whole Board.

      SECTION 5.5. ALTERNATE MEMBERS. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If no alternate members have been so appointed or each such alternate committee member is absent or disqualified, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

      SECTION 5.6. RULES AND PROCEDURES. (a) The Board of Directors may designate one member of each committee as chairman of such committee; provided, however, that, except as provided in the following sentence, no person shall be designated as chairman of the Executive Committee unless approved by a majority of the Whole Board. If a chairman is not so designated for any committee, the members thereof shall designate a chairman.

            (b) Each committee shall adopt its own rules (not inconsistent with these Bylaws or with any specific direction as to the conduct of its affairs as shall have been given by the Board of Directors) governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules.

            (c) If a committee is comprised of an odd number of members, a quorum shall consist of a majority of that number. If a committee is comprised of an even number of members, a quorum shall consist of one-half of that number. If a committee is comprised of two members, a quorum shall consist of both members. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, these Bylaws or the committee's rules as adopted in Section 5.6(b).

            (d) Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.

            (e) Unless otherwise provided by these Bylaws or by the rules adopted by any committee, notice of the time and place of each meeting of such committee shall be given to each member of such committee as provided in these Bylaws with respect to notices of special meetings of the Board of Directors.

      SECTION 5.7. PRESUMPTION OF ASSENT. A member of a committee of the Board of Directors who is present at a meeting of such committee at which action on any corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his dissent, in writing or by electronic communication, to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

      SECTION 5.8. ACTION WITHOUT MEETING. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting if all members of such committee consent thereto in writing or by electronic communication. All such consents shall be filed with the minutes of proceedings of such committee.

      SECTION 5.9. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of any committee of the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

      SECTION 5.10. RESIGNATIONS. Any committee member may resign at any time by giving notice, in writing or by electronic communication, to the Board of Directors or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.

      SECTION 5.11. LIMITATIONS ON AUTHORITY. Unless otherwise provided in the Certificate of Incorporation, no committee of the Board of Directors shall have the power or authority to (i) authorize an amendment to the Certificate of Incorporation, (ii) adopt an agreement of merger or consolidation, recommend to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iii) recommend to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, (iv) amend these Bylaws, (v) declare a dividend or other distribution on, or authorize the issuance, purchase or redemption of, securities of the Corporation, (vi) elect any officer of the Corporation or (vii) approve any material transaction between the Corporation and one or more of its directors, officers or employees or between the Corporation and any corporation, partnership, association or other organization in which one or more of its directors, officers or employees are directors or officers or have a financial interest; provided, however, that the Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of preferred stock adopted by the Board of Directors as provided in the Certificate of Incorporation, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the decrease or increase of the shares of any such series.


                                   ARTICLE VI

                                    OFFICERS

      SECTION 6.1. NUMBER; TITLES; QUALIFICATION; TERM OF OFFICE. (a) The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors from time to time may also elect such other officers (including, without limitation, a Chairman of the Board and one or more Vice Presidents) as the Board of Directors deems appropriate or necessary. Each officer shall hold office until his successor shall have been duly elected and shall have been qualified or until his earlier death, resignation or removal. Any two or more offices may be held by the same person, but no officer shall execute any instrument in more than one capacity if such instrument is required by law or any act of the Corporation to be executed or countersigned by two or more officers. None of the officers need be a Stockholder or a resident of the State of Delaware. No officer (other than the Chairman of the Board, if any) need be a director.

            (b) The Board of Directors may delegate to the Chairman of the Board (if any) and/or the Chief Executive Officer the power to appoint one or more employees of the Corporation as divisional or departmental vice presidents and fix their duties as such appointees. However, no such divisional or departmental vice presidents shall be considered an officer of the Corporation, the officers of the Corporation being limited to those officers elected by the Board of Directors.

      SECTION 6.2. ELECTION. At the first meeting of the Board of Directors after each annual meeting of Stockholders at which a quorum shall be present, the Board of Directors shall elect the officers of the Corporation.

      SECTION 6.3. REMOVAL. Any officer may be removed, either with or without cause, by the Board of Directors; provided, however, that (i) the Chairman of the Board (if any) and the Chief Executive Officer may be removed only by the affirmative vote of a majority of the Whole Board and (ii) the removal of any officer shall be without prejudice to the contract rights, if any, of such officer. Election or appointment of an officer shall not of itself create contract rights.

      SECTION 6.4. RESIGNATIONS. Any officer may resign at any time by giving notice, in writing or by electronic communication, to the Board of Directors, the Chairman of the Board (if any) or the Chief Executive Officer. Any such resignation shall take effect on receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

      SECTION 6.5. VACANCIES. If a vacancy shall occur in any office because of death, resignation, removal, disqualification or any other cause, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

      SECTION 6.6. SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or pursuant to its direction, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

      SECTION 6.7. CHAIRMAN OF THE BOARD. The Chairman of the Board (if any) shall have all powers and shall perform all duties incident to the office of Chairman of the Board and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors and of the Stockholders. During the time of any vacancy in the office of Chief Executive Officer or in the event of the absence or disability of the Chief Executive Officer, the Chairman of the Board shall have the duties and powers of the Chief Executive Officer unless otherwise determined by the Board of Directors. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.7 for the exercise by the Chairman of the Board of the powers of the Chief Executive Officer.

      SECTION 6.8. CHIEF EXECUTIVE OFFICER. (a) The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the supervision, direction and control of the

Board of Directors, shall have general supervision, direction and control of the business and officers of the Corporation with all such powers as may be reasonably incident to such responsibilities. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation.

            (b) During the time of any vacancy in the office of the Chairman of the Board or in the event of the absence or disability of the Chairman of the Board, the Chief Executive Officer shall have the duties and powers of the Chairman of the Board unless otherwise determined by the Board of Directors. During the time of any vacancy in the office of President or in the event of the absence or disability of the President, the Chief Executive Officer shall have the duties and powers of the President unless otherwise determined by the Board of Directors. In no event shall any third party having any dealings with the Corporation be bound to inquire as to any facts required by the terms of this
Section 6.8 for the exercise by the Chief Executive Officer of the powers of the Chairman of the Board or the President.

      SECTION 6.9. PRESIDENT. (a) The President shall be the chief operating officer of the Corporation and, subject to the supervision, direction and control of the Chief Executive Officer and the Board of Directors, shall manage the day-to-day operations of the Corporation. He shall have the general powers and duties of management usually vested in the chief operating officer of a corporation and such other powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or these Bylaws.

               (b) During the time of any vacancy in the offices of the Chairman of the Board and Chief Executive Officer or in the event of the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall have the duties and powers of the Chief Executive Officer unless otherwise determined by the Board of Directors. In no event shall any third party having any dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.9 for the exercise by the President of the powers the Chief Executive Officer.

      SECTION 6.10. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the President, shall perform all the duties of the President as chief operating officer of the Corporation, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President as chief operating officer of the Corporation. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.10 for the exercise by any Vice President of the powers of the President as chief operating officer of the Corporation. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

      SECTION 6.11. TREASURER. The Treasurer shall (i) have custody of the Corporation's funds and securities, (ii) keep full and accurate account of receipts and disbursements, (iii) deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors and (iv) perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

      SECTION 6.12. ASSISTANT TREASURERS. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or the President. In case of the absence or disability of the Treasurer, the Assistant Treasurer designated by the President (or, in the absence of such designation, the Treasurer) shall perform the duties and exercise the powers of the Treasurer during the period of such absence or disability. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this
Section 6.12 for the exercise by any Assistant Treasurer of the powers of the Treasurer under these Bylaws.

      SECTION 6.13. SECRETARY. (a) The Secretary shall keep or cause to be kept, at the principal office of the Corporation or such other place as the Board of Directors may order, a book of minutes of all meetings and actions of the Board of Directors, committees of the Board of Directors and Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at meetings of the Board of Directors and committees thereof, the number of shares present or represented at Stockholders' meetings and the proceedings thereof.

            (b) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or at the office of the Corporation's transfer agent or registrar, a share register, or a duplicate share register, showing the names of all Stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

            (c) The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer, the President or these Bylaws.

            (d) The Secretary may affix the seal of the Corporation, if one be adopted, to contracts of the Corporation.

      SECTION 6.14. ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer or the President. In case of the absence or disability of the Secretary, the Assistant Secretary designated by the President (or, in the absence of such designation, the Secretary) shall perform the duties and exercise the powers of the Secretary during the period of such absence or disability. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.14 for the exercise by any Assistant Secretary of the powers of the Secretary under these Bylaws.

                                   ARTICLE VII

                                      STOCK

      SECTION 7.1. CERTIFICATES. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed (i) by the Chairman of the Board (if any), the President or a Vice President and (ii) by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

      SECTION 7.2. SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificates may be a facsimile and the seal of the Corporation (or a facsimile thereof), if one has been adopted, may be affixed thereto. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      SECTION 7.3. LEGENDS. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock of the Corporation bear such legends and statements (including, without limitation, statements relating to the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares represented by such certificates) as the Board of Directors deems appropriate in connection with the requirements of federal or state securities laws or other applicable laws.

      SECTION 7.4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors, the Secretary and the Treasurer each may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, in each case upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative. When authorizing such issue of a new certificate or certificates, the Board of Directors, the Secretary or the Treasurer, as the case may be, may, in its or his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board of Directors, the Secretary or the Treasurer, as the case may be, shall require and/or to furnish the Corporation a bond in such form and substance and with such surety as the Board of Directors, the Secretary or the Treasurer, as the case may be, may direct as indemnity against any claim, or expense resulting from any claim, that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      SECTION 7.5. TRANSFERS OF SHARES. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation's books.

      SECTION 7.6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

      SECTION 7.7. REGULATIONS. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation. The Board of Directors may
(i) appoint and remove transfer agents and registrars of transfers and (ii) require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

      SECTION 7.8. STOCK OPTIONS, WARRANTS, ETC. Unless otherwise expressly prohibited in the resolutions of the Board of Directors creating any class or series of preferred stock of the Corporation, the Board of Directors shall have the power and authority to create and issue (whether or not in connection with the issue and sale of any stock or other securities of the Corporation) warrants, rights or options entitling the holders thereof to purchase from the Corporation any shares of capital stock of the Corporation of any class or series or any other securities of the Corporation for such consideration and to such persons, firms or corporations as the Board of Directors, in its sole discretion, may determine, setting aside from the authorized but unissued stock of the Corporation the requisite number of shares for issuance upon the exercise of such warrants, rights or options. Such warrants, rights and options shall be evidenced by one or more instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, time for exercise and other terms of such warrants, rights and operations; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.


                                  ARTICLE VIII

                                 INDEMNIFICATION

      SECTION 8.1. THIRD PARTY ACTIONS. The Corporation (i) shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify every person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as a director, officer or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (ii) may, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify every person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was an employee or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid or owed in settlement, actually and reasonably incurred by such person or rendered or levied against such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful. Any person seeking indemnification under this Section 8.1 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary is established.

      SECTION 8.2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation (i) shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify every person who is or was a party or who is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as a director, officer or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (ii) may, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify every person who is or was a party or who is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees) actually and reasonably incurred by such person in connection with the defense or settlement or such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

      SECTION 8.3. EXPENSES. Expenses incurred by a director or officer of the Corporation or any of its direct or indirect subsidiaries in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses incurred by other employees and agents of the Corporation and other persons eligible for indemnification under this Article VIII may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      SECTION 8.4. NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of law, the Certificate of Incorporation, the certificate of incorporation or bylaws or other governing documents of any direct or indirect subsidiary of the Corporation, under any agreement, vote of Stockholders or disinterested directors or under any policy or policies of insurance maintained by the Corporation on behalf of any person or otherwise, both as to action in his official capacity and as to action in another capacity while holding any of the positions or having any of the relationships referred to in this Article VIII.

      SECTION 8.5. ENFORCEABILITY. The provisions of this Article VIII (i) are for the benefit of, and may be enforced directly by, each director or officer of the Corporation the same as if set forth in their entirety in a written instrument executed and delivered by the Corporation and such director or officer and (ii) constitute a continuing offer to all present and future directors and officers of the Corporation. The Corporation, by its adoption of these Bylaws, (A) acknowledges and agrees that each present and future director and officer of the Corporation has relied upon and will continue to rely upon the provisions of this Article VIII in becoming, and serving as, a director or officer of the Corporation or, if requested by the Corporation, a director, officer or fiduciary or the like of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (B) waives reliance upon, and all notices of acceptance of, such provisions by such directors and officers and (C) acknowledges and agrees that no present or future director or officer of the Corporation shall be prejudiced in his right to enforce directly the provisions of this Article VIII in accordance with their terms by any act or failure to act on the part of the Corporation.

      SECTION 8.6. INSURANCE. The Board of Directors may authorize, by a vote of the majority of the Whole Board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

      SECTION 8.7. SURVIVAL. The provisions of this Article VIII shall continue as to any person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, executors, administrators, heirs, legatees and devisees of any person entitled to indemnification under this
Article VIII.

      SECTION 8.8. AMENDMENT. No amendment, modification or repeal of this
Article VIII or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future director or officer of the Corporation to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such director or officer, under and in accordance with the provisions of this Article VIII as in effect immediately prior to such amendment, modification or repeal with respect to claims arising, in whole or in part, from a state of facts extant on the date of, or relating to matters occurring prior to, such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      SECTION 8.9. DEFINITIONS. For purposes of this Article VIII, (i) reference to any person shall include the estate, executors, administrators, heirs, legatees and devisees of such person, (ii) "employee benefit plan" and "fiduciary" shall be deemed to include, but not be limited to, the meaning set forth in Section 1002, subsections 3(3) and 21(A), respectively, of the Employee Retirement Income Security Act of 1974, as amended, (iii) references to the judgments, fines and amounts paid or owed in settlement or rendered or levied shall be deemed to encompass and include excise taxes required to be paid pursuant to applicable law in respect of any transaction involving an employee benefit plan and (iv) references to the Corporation shall be deemed to include any predecessor corporation or entity and any constituent corporation or entity absorbed in a merger, consolidation or other reorganization of or by the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents and fiduciaries so that any person who was a director, officer, employee, agent or fiduciary of such predecessor or constituent corporation or entity, or served at the request of such predecessor or constituent corporation or entity as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the Corporation as such person would have with respect to such predecessor or constituent corporation or entity if its separate existence had continued.


                                   ARTICLE IX

                               NOTICES AND WAIVERS

      SECTION 9.1. METHODS OF GIVING NOTICES. Whenever, by applicable law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any Stockholder, any director or any member of a committee of the Board of Directors and no provision is made as to how such notice shall be given, personal notice shall not be required and such notice may be given (i) in writing, by mail, postage prepaid, addressed to such Stockholder, director or committee member at his address as it appears on the books or (in the case of a Stockholder) the stock transfer records of the Corporation or (ii) by any other method permitted by law (including, but not limited to, overnight courier service, telegram, telex or telecopier). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given one business day after delivery to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex or telecopy shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

      SECTION 9.2. WAIVER OF NOTICE. Whenever any notice is required to be given to any Stockholder, director or member of a committee of the Board of Directors by applicable law, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a Stockholder (whether in person or by proxy), director or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      SECTION 10.1. DIVIDENDS. Subject to applicable law and the provisions of the Certificate of Incorporation, dividends may be declared by the Board of Directors at any meeting and may be paid in cash, in property or in shares of the Corporation's capital stock. Any such declaration shall be at the discretion of the Board of Directors. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers as to the value and amount of the assets, liabilities or net profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared.

      SECTION 10.2. RESERVES. There may be created by the Board of Directors, out of funds of the Corporation legally available therefor, such reserve or reserves as the Board of Directors from time to time, in its absolute discretion, considers proper to provide for contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may thereafter modify or abolish any such reserve in its absolute discretion.

      SECTION 10.3. CHECKS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed by such officer or officers or by such employees or agents of the Corporation as may be designated from time to time by the Board of Directors.

      SECTION 10.4. CORPORATE CONTRACTS AND INSTRUMENTS. Subject always to the specific directions of the Board of Directors, the Chairman of the Board (if any), the President, any Vice President, the Secretary or the Treasurer may enter into contracts and execute instruments in the name and on behalf of the Corporation. The Board of Directors and, subject to the specific directions of the Board of Directors, the Chairman of the Board (if any) or the President may authorize one or more officers, employees or agents of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      SECTION 10.5. ATTESTATION. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary or an Assistant Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation of the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

      SECTION 10.6 SECURITIES OF OTHER CORPORATIONS. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

      SECTION 10.7. FISCAL YEAR. The fiscal year of the Corporation shall be January 1 through December 31, unless otherwise fixed by the Board of Directors.

      SECTION 10.8. SEAL. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

      SECTION 10.9. INVALID PROVISIONS. If any part of these Bylaws shall be invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.

      SECTION 10.10. HEADINGS. The headings used in these Bylaws have been inserted for administrative convenience only and shall not limit or otherwise affect any of the provisions of these Bylaws.

      SECTION 10.11. REFERENCES/GENDER/NUMBER. Whenever in these Bylaws the singular number is used, the same shall include the plural where appropriate. Words of any gender used in these Bylaws shall include the other gender where appropriate. In these Bylaws, unless a contrary intention appears, all references to Articles and Sections shall be deemed to be references to the Articles and Sections of these Bylaws.

      SECTION 10.12. AMENDMENTS. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the Whole Board; provided, however, that no such action shall be taken at any special meeting of the Board of Directors unless notice of such action is contained in the notice of such special meeting. These Bylaws may not be altered, amended or rescinded, nor may new bylaws be adopted, by the Stockholders except by the affirmative vote of the holders of not less than 66-2/3% of the voting power of all outstanding Voting Stock, voting together as a single class. Each alteration, amendment or repeal of these Bylaws shall be subject in all respects to Section 8.7.

                            CERTIFICATE OF SECRETARY


      I, Elizabeth Scheer, the duly appointed Secretary of Helix Biomedix, Inc., hereby certify that the foregoing Bylaws constitute the bylaws of Helix Biomedix, Inc. as adopted by the Board of Directors on _______________________, 2000.


                                        ----------------------------------------
                                        Elizabeth Scheer, Secretary

                                    Exhibit D


                              HELIX BIOMEDIX, INC.
                             2000 STOCK OPTION PLAN

                           ADOPTED: NOVEMBER 6, 2000


1.    INTRODUCTIONS AND DEFINITIONS

      1.1   THE PLAN

      This 2000 Stock Option Plan (hereinafter, this "Plan") establishes the right of and procedures for Helix BioMedix, Inc. (the "Company") to grant stock options to its employees, consultants and/or directors. This Plan provides for the granting of two types of options, namely (1) Incentive Stock Options, as defined and governed by Section 422 of the Internal Revenue Code of 1986, as amended and (2) Nonqualified Stock Options. This Plan sets forth provisions applicable to both types of options, to Incentive Stock Options only and to Nonqualified Stock Options only.

      1.2   DEFINITIONS

      Capitalized terms used in this Plan shall have the following meanings:

      "ACT" means the Securities Act of 1933, as from time to time amended, or any replacement act or legislation.

      "BOARD" means the Board of Directors of the Company.

      "CAUSE" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, any act of disloyalty to the Company or any current or future subsidiary of the Company, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Board, whose determination shall be conclusive and binding.

      "CHANGE OF CONTROL EVENT" means a merger, consolidation, or sale of assets, as the case may be and as described in Subsections (1) and (2) of
Section 2.5(a).

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMMITTEE" means a committee appointed by the Board, pursuant to Section
2.3 hereof, to administer the provisions of this Plan and in the absence of any such committee, references to the Committee shall mean the Board.

      "COMPANY" means Helix BioMedix, Inc., a Delaware corporation.

      "CONSULTANT" means any person engaged by the Company or any current or future subsidiary of the Company to perform services as a non-employee service provider, advisor or consultant pursuant to the terms of a written plan or contract. "Consultants" is the plural of Consultant.

      "DIRECTOR" means a member of the Board. "Directors" is the plural of Director.

      "DISABILITY" means "permanent and total disability" as that term is defined for purposes of Section 22(e)(3) of the Code.

      "EMPLOYEE" means, for purposes of this Plan, persons continuously employed by the Company or by any current or future subsidiary of the Company on a regular basis, whether full-time or part-time, at any time during the duration hereof. "Employees" is the plural of Employee.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as from time to time amended, or any replacement act or legislation.

      "FAIR MARKET VALUE" of the Company's common stock for any class shall be the average of the high and low per share sales prices for the common stock as reported by the Nasdaq National Market for a single trading. If there is no such reported price for the common stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

      "GOOD REASON" means the occurrence of any one of the following events, in the event that the Optionee (i) has given the Successor Corporation written notice of such occurrence and the Successor Corporation has failed to cure such event within thirty (30) days, and (ii) Optionee resigns within sixty (60) days following the expiration of such thirty-day period:

            (a) relocation of the Optionee to any place greater than fifty (50) miles from his or her principal location prior to the occurrence of the Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction; or

            (b) substantial reduction of the Optionee's compensation package, unless such a reduction is made by the Company ratably with all other employees at similar levels of responsibility.

      "INCENTIVE STOCK OPTION" means an option issued by the Company to purchase shares of stock of the Company that meets the definition of "incentive stock option" contained in Section 422 of the Code and that is issued by the Company to be an Incentive Stock Option. "Incentive Stock Options" is the plural of Incentive Stock Option.

      "NONQUALIFIED STOCK OPTION" means an option issued by the Company to purchase shares of stock of the Company that is not an Incentive Stock Option. "Nonqualified Stock Options" is the plural of Nonqualified Stock Option.

      "OPTIONEE" means the recipient of a Stock Option pursuant to a Stock Option Agreement. "Optionees" is the plural of Optionee.

      "PLAN" means this Helix BioMedix, Inc. 2000 Stock Option Plan, which also may be referred to as the "Helix BioMedix, Inc. Stock Option Plan."

      "PLAN GUIDELINES" shall mean the guidelines, rules, policies, regulations, forms of notice and forms of agreements and instruments, if any, adopted and amended by the Board from time to time with respect to this Plan pursuant to
Section 2.3.

      "SHARES" shall mean the Shares of the Company reserved for issuance under this Plan as further defined in Section 2.2.

      "STOCK OPTION" means an agreement entered into by the Company granting the recipient the right to purchase shares of stock of the Company, at certain times and under certain conditions, subject to certain obligations and responsibilities as defined in this Plan and in the written Stock Option Agreement, whether an Incentive Stock Option or a Nonqualified Stock Option. "Stock Options" is the plural of Stock Option.

      "STOCK OPTION AGREEMENT" means the written contract by which a Stock Option is granted by the Company to an Optionee. "Stock Option Agreements" is the plural of Stock Option Agreement.

      "SUCCESSOR CORPORATION" has the meaning set forth under Section 2.5(b).

      2. GENERAL PROVISIONS APPLICABLE TO BOTH NONQUALIFIED STOCK OPTIONS AND INCENTIVE STOCK OPTIONS GRANTED BY THE COMPANY.

            2.1 OBJECTIVES OF THIS PLAN

      The purpose of this Plan is to encourage ownership of Common Stock of the Company by Employees and to provide a means of granting Stock Options to Consultants and Directors. This Plan is intended to provide an incentive to Employees for maximum effort in the successful operation of the Company and is expected to benefit the shareholders by enabling the Company to attract and retain personnel of the best available talent through the opportunity to share in the increased value of the Company's shares to which such personnel have contributed. The benefits of this Plan are not a substitute for compensation otherwise payable to Employees pursuant to the terms of their employment.

            2.2 STOCK RESERVED FOR THIS PLAN

      Subject to the provisions of Section 2.10, the number of shares reserved for issuance upon the exercise of Stock Options granted under this Plan shall be 5,400,000 shares of the Common Stock of the Company (the "Shares"), which Shares shall be reserved from the Company's authorized and unissued shares. Shares subject to any Stock Option under this Plan which are not exercised in full or Shares as to which the right to purchase is forfeited through default or otherwise, shall remain available for other Stock Options under this Plan. The aggregate number of Shares subject to Stock Options under this Plan or reserved for issuance by the Board shall not exceed the number approved by the shareholders at the time of adoption hereof unless such increase is approved by the Company's shareholders. Such approval shall be by the affirmative vote of shareholders holding a majority of the issued and outstanding shares of common stock of the Company entitled to vote at a meeting called to approve said increase.

            2.3 ADMINISTRATION OF THIS PLAN

      (a) This Plan shall be administered by the Board, provided that at all times during which the Company is subject to the periodic reporting requirements of the Exchange Act each member of the Board who participates in administration must be a "Non-Employee Director" as that term is defined in Rule 16b-3 of the Exchange Act.

      (b) The Board may appoint a Board committee (the "Committee") to administer this Plan in the name of the Board. The Board or the Committee so appointed shall have full power and authority to administer and interpret this Plan and to adopt, from time to time, such guidelines, rules, policies, regulations, forms of notice and forms of agreements and instruments for the administration of this Plan (collectively, "Plan Guidelines") as the Board or such Committee, as the case may be, deems necessary or advisable. Such powers include, but are not limited to (subject to the specific limitations described herein), authority to determine the Employees, Consultants and Directors to be granted Stock Options under this Plan, to determine the size, type and applicable terms and conditions of grants to be made to such Employees, Consultants and Directors, to determine a time when Stock Options will be granted and to authorize grants to eligible Employees, Consultants and Directors.

      (c) The Board's interpretations of this Plan and all Stock Option Agreements, including the definitions of terms used herein and in Stock Option Agreements, and all actions taken and determinations made by the Board concerning any matter arising under or with respect to this Plan or any Stock Options granted pursuant to this Plan, shall be final, binding and conclusive on all interested parties, including the Company, its shareholders and all former, present and future Employees, Consultants and Directors of the Company. So long as the Company is not subject to the reporting requirements of the Exchange Act, the Board may delegate some or all of its power and authority hereunder to the duly elected officers of the Company, such delegation to be subject to such terms and conditions as the Board in its discretion shall determine. Such delegation of authority may be contained in the Plan Guidelines. The Board may, as to questions of accounting, rely conclusively upon any determinations made by independent public accountants of the Company.

            2.4 ELIGIBILITY; FACTS TO BE CONSIDERED IN GRANTING STOCK OPTIONS

      The Board shall have the authority to determine the persons eligible to receive a Stock Option, the time or times at which the Shares may be purchased and whether all of the Stock Options may be exercised at one time or in increments.

            2.5 RIGHTS OF OPTIONEE IN EVENT OF MERGER, CONSOLIDATION, SALE OF
                ASSETS OR DISSOLUTION

      (a) Except as provided in Section 2.5(b) hereof, and notwithstanding anything in this Plan to the contrary, the Optionee may conditionally purchase the amount of Shares for which the right to purchase has either vested or, according to the terms of the Stock Option Agreement relating to such Shares, is scheduled to vest within 12 months of the effective, closing, or filing date, as the case may be, of a merger, consolidation, sale of assets, or dissolution, as described below, during the following periods:

            (1) the period commencing ten (10) days and ending five (5) days prior to the scheduled effective date of a merger or consolidation (as such effective date may be delayed from time to time) wherein the Company is not to be the surviving corporation and the shareholders of the corporation immediately prior to the merger or consolidation are not to own a majority of the capital stock of the surviving corporation immediately after the merger or consolidation, provided such merger or consolidation is not between or among the Company and other corporations related to or affiliated with the Company;

            (2) the period commencing ten (10) days and ending five (5) days prior to the scheduled closing date of a sale of all or substantially all of the assets of the Company (as such closing date may be delayed from time to time); and

            (3) the period commencing the date the shareholders of the Company approve the dissolution of the Company and ending five (5) days prior to the date of filing its Articles of Dissolution.

If the merger, consolidation, sale of assets (collectively, a "Change of Control Event"), or dissolution, as the case may be and as described in Subsections (1) through (3) of this Section 2.5(a), once commenced, is canceled or revoked, the conditional purchase of Shares for which the right to purchase would not have otherwise vested at the time of said cancellation or revocation, but for the operation of this Section 2.5, shall be rescinded. With respect to all other Shares conditionally purchased, the Optionee may rescind such purchase at Optionee's discretion. If the Change of Control Event does occur or Articles of Dissolution are filed, as the case may be and as described in Subsections (1) through (3) of this Section 2.5(a), all unexercised Stock Options that have not been assumed pursuant to Section 2.5(b) shall terminate on the effective, closing, or filing date, as the case may be.

      (b) The Optionee shall have no right to conditionally purchase Shares for which the right to purchase would not have otherwise vested but for the operation of this Section 2.5 if:

            (1) the Stock Option relating to such Shares, in connection with the Change of Control Event, is either to be assumed by the successor or purchasing corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation; or

            (2) the Stock Option relating to such Shares is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Change of Control Event and provides for subsequent payout in accordance with the same vesting schedule applicable to such Stock Option. For purposes of this Section 2.5(b)(2), the spread existing at the time of a Change of Control Event means the difference between the exercise price per Share of the Stock Option and the Fair Market Value per Share on the closing or effective date of the Change of Control Event.

The determination of Stock Option comparability shall be made by the Board, and its determination shall be conclusive and binding. In the event that an Optionee's Stock Options are assumed or replaced by a Successor Corporation in a Change of Control Event, and the Optionee's employment or services are terminated within one year after the Change of Control Event either by the Successor Corporation without Cause or by the Optionee voluntarily for Good Reason, the Optionee shall have the right to purchase within ninety (90) days of termination the amount of Shares covered by such Stock Options for which the right to purchase is scheduled by the terms of the Stock Option Agreement to vest within 12 months of the date of termination.

      (c) If the Company shall be the surviving corporation in any merger or consolidation or is a party to a merger or consolidation which does not otherwise qualify as a Change of Control Event, any Stock Option granted hereunder shall pertain and apply to the securities to which a holder of the number of Shares of Common Stock subject to the Stock Option would have been entitled.

      (d) The grant of Stock Options will in no way affect the Company's right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      (e) Nothing herein shall allow the Optionee to purchase Shares, the Stock Options for which have expired.

            2.6 STOCK OPTION AGREEMENTS; TERMS AND EXPIRATION OF STOCK OPTIONS

      Each Stock Option granted under this Plan shall be pursuant to a written Stock Option Agreement in a form substantially similar to the form attached as Annex A, which shall designate whether the Stock Option is an Incentive Stock Option or Nonqualified Stock Option, shall be subject to such amendment or modification from time to time as the Board shall deem necessary or appropriate to comply with or take advantage of applicable laws or regulations and shall contain or be subject to provisions as to the following effect, together with such other provisions as the Board shall from time to time approve:

      (a) that, subject to the provisions of Section 2.6(b) below, the Stock Option, as to the whole or any part thereof, may be exercised only by the Optionee or Optionee's personal representative;

      (b) except as may be otherwise permitted pursuant to Section 2.13(c) or
Section 3.3, that neither the whole nor any part of the Stock Option shall be transferable by the Optionee or by operation of law other than by will of, or by the laws of descent and distribution applicable to, a deceased Optionee and that the Stock Option and any and all rights granted to the Optionee thereunder and not theretofore effectively and completely exercised shall automatically terminate and expire upon any sale, transfer, or hypothecation or any attempted sale, transfer, or hypothecation of such rights or upon the bankruptcy or insolvency of the Optionee or Optionee's estate;

      (c) that subject to the foregoing provisions, a Stock Option may be exercised at different times for portions of the total number of Shares for which the right to purchase shall have vested provided that such portions are in multiples of ten (10) shares if the Optionee holds vested Stock Options for ninety-nine (99) or fewer Shares and otherwise in multiples of one hundred (100) Shares;

      (d) that no Optionee shall have the right to receive any dividend on or to vote or exercise any right in respect to any Shares unless and until the certificates for such Shares have been issued to such Optionee;

      (e) that the Stock Option shall expire with respect to vested Shares at the earliest of the following:

            (1) The date specified in the Stock Option Agreement;

            (2) With respect to any Employee, ninety (90) days after voluntary or involuntary termination of Optionee's employment for any reason other than termination as described in Paragraphs (5) or (6) below;

            (3) With respect to any Consultant, ninety (90) days after the earlier of (i) the date either the Company or Optionee notifies the other that the Company or the Optionee, as the case may be, is terminating the consultant relationship or (ii) the end of a period of one hundred twenty (120) days during which the Consultant has not performed any service for the Company, unless in either case, such termination is pursuant to events described in Paragraphs (5) or (6) below;

            (4) With respect to a Director, ninety (90) days after resignation or removal from the Board of the Company or other cessation of service as a director other than cessation of service as described in Paragraphs (5) or (6) below;

            (5) Immediately upon the discharge of Optionee (removal from the Board, in the case of a Director) for "cause" as defined in any employment or consulting agreement between the Company and Optionee or, if there shall be no such employment or consulting agreement, for Cause as defined herein;

            (6) Twelve (12) months after Optionee's death or Disability; or

            (7) In the event of a Change of Control Event, or the filing of Articles of Dissolution, as the case may be and as described in Subsections (1) through (3) of Section 2.5(a), on the date specified in Section 2.5(a). However, if the Change of Control Event does not occur or if Articles of Dissolution are not filed, as the case may be and as described in Subsections (1) through (3) of
Section 2.5(a), all Stock Options which are terminated pursuant to this Subsection (e)(7) shall be reinstated as if no action with respect to any of said events had been contemplated or taken by any party thereto and all Optionees shall be returned to their respective positions on the date of termination;

      (f) that, to the extent a Stock Option Agreement provides for the vesting of the right to purchase in increments, such vesting shall cease as of the date of the Optionee's death, Disability, or, in the case of any Employee, voluntary or involuntary termination of Optionee's employment with the Company for any reason or, in the case of any Consultant, (i) the date either the Company or Optionee notifies the other that the Company or the Optionee, as the case may be, is terminating the consultant relationship or (ii) the end of a period of one hundred twenty (120) days during which the Consultant has not performed any service for the Company or, in the case of a Director, upon his resignation or removal from the Board of the Company or other cessation of his services as a director;

      (g) that the time at which or the installments in which the Stock Option shall become exercisable, is as set forth in the Stock Option Agreement; provided that if not so set forth in the Stock Option Agreement, the Stock Option will become exercisable according to the following schedule, which may be waived or modified by the Board at any time:


 Period of Optionee's Continuous Employment or
 Service With the Company or Its Subsidiaries      Percent of Total Option
        From the Date Option Is Granted              That Is Exercisable
 ---------------------------------------------     -----------------------
                After 6 months                               25%

   Each 6-month period of continuous service          An additional 25%
             completed thereafter

                 After 2 years                              100%

      (h) that the terms of the Stock Option Agreement shall be a contract between the Company and the Optionee and the specific terms of any Stock Option Agreement shall govern over the more general terms hereof; and

      (i) with respect to Employees, subject to the Plan Guidelines, the Stock Option Agreement shall not be affected by any changes of duties or position so long as the Optionee shall continue to be an Employee, subject to the terms hereof.

            2.7 RULE 16B-3 COMPLIANCE

      (a) Unless an Optionee could otherwise exercise a Stock Option or dispose of Shares delivered upon exercise of a Stock Option granted under the Plan without incurring liability under Section 16 of the Exchange Act ("Section 16"), at least six months shall elapse from the date of acquisition of the Stock Option to the date of disposition of its underlying Shares.

      (b) It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 15a-1(c)(3) under the Exchange Act in connection with any grant of Stock Options to or other transaction by an Optionee who is subject to Section 16 (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Optionee). Accordingly, if any provision of this Plan or any Stock Option Agreement relating to a Stock Option does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Optionee shall avoid liability under Section 16(b).

            2.8 NOTICE OF INTENT TO EXERCISE STOCK OPTION

      The Optionee (or other person or persons, if any, entitled hereunder) desiring to exercise a Stock Option as to all or part of the Shares covered thereby shall in writing notify the Company at its principal office, specifying the number of Shares to be purchased and, if required by the Company, representing in form satisfactory to the Company that the Shares are being purchased for investment and not with a view to resale or distribution. The Company from time to time may issue or specify to Optionees a written form for use in connection with any such exercise. With respect to any Shares conditionally purchased pursuant to Section 2.5(a) above and for which such purchase has not been voluntarily or otherwise rescinded pursuant to Section 2.5(a), the Optionee shall be deemed to have given to the Company the notice of exercise required by this Section 2.8 as of ten (10) days prior to the closing or effective date of the Change of Control Event or the filing of Articles of Dissolution, as the case may be and as described in Subsections (1) through (3) of Section 2.5(a).

            2.9 METHOD OF EXERCISE OF STOCK OPTION

      Within ten (10) days after receipt by the Company of the notice provided in Section 2.8, but not later than the expiration date specified in Section 2.5(e), the Stock Option shall be exercised as to the number of Shares specified in the notice by payment by the Optionee to the Company of the amount specified below in Section 3.2 and Section 4.5, as applicable. Payment of such purchase price shall be made in cash, or in accordance with procedures for a "cashless exercise" as the same may have been established from time to time by the Company to facilitate exercises of Stock Options and sales of Shares under this Plan. The Company has no obligation and has made no commitments to establish a procedure for "cashless exercise". Payment in shares of the Company's Common Stock shall be deemed to be the equivalent of payment in cash at the Fair Market Value of those shares. For purposes of the preceding sentence, "Fair Market Value" shall be determined by the Board in the same manner as utilized in determining the Fair Market Value at the time other Stock Options are granted.

            2.10 RECAPITALIZATION

      The aggregate number of Shares for which Stock Options may be granted hereunder, the number of Shares covered by each outstanding Stock Option and the price per Share thereof in each such Stock Option Agreement shall be proportionately adjusted for an increase or decrease in the number of outstanding shares of common stock of the Company resulting from a stock split or reverse split of shares or any other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Company excluding any decrease resulting from a redemption of shares by the Company. If the adjustment would result in a fractional Share the Optionee shall be entitled to one (1) additional Share, provided that the total number of Shares to be granted under this Plan shall not be increased above the equivalent number of Shares initially allocated or later increased by approved amendment to this Plan. Any adjustment shall be made by the Board whose determination shall be final, binding and conclusive.

      If the Company's Common Stock is reclassified or converted into common stock or another class of common stock in accordance with the Company's Articles of Incorporation or otherwise, any then outstanding Stock Options shall automatically become options to purchase shares of stock of the Company into which the Common Stock is converted or reclassified; and all references to "Shares" herein shall refer to shares of the Company's stock into which the Common Stock is converted or reclassified.

            2.11 SUBSTITUTIONS AND ASSUMPTIONS

      The Board shall have the right to substitute, replace, or assume options in connection with mergers, reorganizations, separations, or other "corporate transactions" as that term is defined in and said substitutions and assumptions are permitted by Section 425 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 2.2 may be increased by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to options before and after the substitution.

               2.12   TERMINAL DATE OF PLAN

      This Plan shall not extend beyond a date ten (10) years from the date of adoption hereof by the Board, provided that any Stock Option to purchase shares duly granted hereunder prior to such date shall be exercisable pursuant to its terms and the terms hereof until expiration or earlier termination of such Stock Option.

            2.13 GRANTING OF STOCK OPTIONS

      (a) The granting of any Stock Option pursuant to this Plan shall be entirely in the discretion of the Board and nothing herein contained shall be construed to give any person any right to participate under this Plan or to receive any Stock Option under it.

      (b) The granting of a Stock Option pursuant to this Plan shall not constitute any agreement or an understanding, express or implied on the part of the Company or a current or future subsidiary to employ or retain the Optionee for any specified period.

      (c) The Board shall have the authority to grant both transferable Stock Options and nontransferable Stock Options and to amend outstanding nontransferable Stock Options to provide for transferability. Each Stock Option intended to qualify as an Incentive Stock Option and each nontransferable Stock Option intended to qualify under Rule 16b-3 or otherwise shall provide by its terms that it is not transferable otherwise than by will or the laws of descent and distribution or, except in the case of Incentive Stock Options, pursuant to a "qualified domestic relations order" as defined by the Code and is exercisable, during the Optionee's lifetime, only by the Optionee. Each transferable Stock Option may provide for such limitations on transferability and exercisability as the Board may designate at the time the Stock Option is granted or is otherwise amended to provide for transferability.

            2.14 WITHDRAWAL

      An Optionee may at any time elect in writing to abandon a Stock Option with respect to the number of Shares as to which the Stock Option shall not have been exercised.

            2.15 GOVERNMENT REGULATIONS

      This Plan and the granting and exercise of any Stock Option hereunder and the obligations of the Company to sell and deliver Shares under any such Stock Option shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies as may be required.

            2.16 PROCEEDS FROM SALE OF STOCK

      Proceeds of the purchase of Shares by an Optionee shall be used for the general business purposes of the Company.

            2.17 SHAREHOLDER APPROVAL

      This Plan shall be submitted to the shareholders for their approval within twelve (12) months from the date hereof. The Company may grant Stock Options prior to such approval which shall be conditioned upon subsequent shareholder approval.

            2.18 COMPLIANCE WITH SECURITIES LAWS

      The Board shall have the right to:

      (a) require an Optionee to execute, as a condition of exercise of a Stock Option, a letter evidencing Optionee's intent to acquire the Shares for investment and not with a view to the resale or distribution thereof;

      (b) place appropriate legends upon the certificate or certificates for the Shares; and

      (c) take such other acts as it deems necessary in order to cause the issuance of Shares to comply with applicable provisions of state and federal securities laws.

      In furtherance of the foregoing and not by way of limitation thereof, no Stock Option shall be exercisable unless such Stock Option and the Shares to be issued pursuant thereto shall be registered under appropriate federal and state securities laws, or shall be exempt therefrom, in the opinion of the Board upon advice of counsel to the Company. Each Stock Option Agreement shall contain adequate provisions to assure that there will be no violation of such laws. This provision shall in no way obligate the Company to undertake registration of Stock Options or Shares hereunder. Issue, transfer or delivery of certificates for Shares pursuant to the exercise of Stock Options may be delayed, at the discretion of the Board until the Board is satisfied that the applicable requirements of the federal and state securities laws have been met.

      The dollar value and number of Stock Options granted under this Plan are limited pursuant to Rule 701 promulgated by the Securities and Exchange Commission, which provides an exemption from the registration requirements under the Act. Any guidelines adopted pursuant to this Plan shall contain the current limitations specified in said Rule 701 until the Company is registered under the Act.

            2.19 GOLDEN PARACHUTE TAXES

      In the event that any amounts paid or deemed paid to an employee under this Plan are deemed to constitute "excess parachute payments" as defined in
Section 280G of the Code (taking into account any other payments made under this Plan and any other compensation paid or deemed paid to an employee), or if any employee is deemed to receive an "excess parachute payment" by reason of his or her vesting of Options pursuant to Section 2.5 herein, the amount of such payments or deemed payments shall be reduced (or, alternatively the provisions of Section 2.5 shall not act to vest options to such employee), so that no such payments or deemed payments shall constitute excess parachute payments. The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Board.

      3. PROVISIONS APPLICABLE SOLELY TO NONQUALIFIED STOCK OPTIONS

      In addition to the provisions of Section 2 above, the following paragraphs shall apply to any Stock Options granted under this Plan which are not Incentive Stock Options.

            3.1 OPTION PRICE

      The option, or purchase, price of each Share optioned as a Nonqualified Stock Option under this Plan shall be determined by the Board and set forth in the Stock Option Agreement.

            3.2 METHOD OF EXERCISE OF STOCK OPTION

      The amount to be paid by the Optionee upon exercise of a Nonqualified Stock Option shall be the exercise price provided for in the Stock Option Agreement, together with the amount of federal, state and local income and FICA taxes required to be withheld by the Company. If the Company has established procedures for a "cashless exercise" pursuant to Section 2.9, an Optionee may elect to pay Optionee's federal, state, or local income and FICA withholding tax by having the Company withhold shares of Company Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld is deemed to equal the Fair Market Value of the shares on the day the Stock Option is exercised. An election by an Optionee to have shares withheld for this purpose will be subject to the following restrictions:

      (a) If an Optionee has received multiple Stock Option grants, a separate election must be made for each grant;

      (b) The election must be made prior to the day the Stock Option is exercised;

      (c) The election will be irrevocable;

      (d) The election will be subject to the disapproval of the Board; and

      (e) If the Optionee is an "officer" of the Company within the meaning of
Section 16 as defined in Rule 16a-1 promulgated by the Securities and Exchange Commission, the election may not be made within six (6) months following the grant of the Stock Option.

      3.3 ASSIGNMENT

      The Company may allow limited assignment rights for the gifting by Optionee of rights hereunder to vested Nonqualified Stock Options, on terms to be determined by the Board from time to time.

      4.    PROVISIONS APPLICABLE SOLELY TO INCENTIVE STOCK OPTIONS

      In addition to the provisions of Section 2 above, the following paragraphs shall apply to any Stock Options granted under this Plan which are Incentive Stock Options.

            4.1 CONFORMANCE WITH INTERNAL REVENUE CODE

      Stock Options granted under this Plan which are "Incentive Stock Options" shall conform to, be governed by and be interpreted in accordance with Section 422 of the Code and any regulations promulgated thereunder and amendments to the Code and regulations. Only Employees may be granted Incentive Stock Options hereunder--Consultants and non-employee Directors may not receive Incentive Stock Options hereunder.

            4.2 OPTION PRICE

      The option, or purchase, price of each Share optioned as an Incentive Stock Option under this Plan shall be determined by the Board at the time of the action for the granting of the Stock Option and set forth in the Stock Option Agreement, but shall not, in any event, be less than the Fair Market Value of the Company's Common Stock on the date of grant.

            4.3 LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTION

      The aggregate Fair Market Value of the Shares, as determined on the date of grant, vesting in any one calendar year with respect to which an Employee has the right to purchase (under this Plan or any other plan of the Company which authorizes Incentive Stock Options) shall not exceed $100,000; and to the extent any Stock Option purporting to be an Incentive Stock Option grants an Employee the right to purchase Shares with an aggregate Fair Market Value vesting in any one calendar year in excess of $100,000, as so determined (under this Plan or any other plan of the Company which authorizes Incentive Stock Options), shall be deemed a Nonqualified Stock Option for such excess amount.

            4.4   LIMITATION ON GRANTS TO SUBSTANTIAL SHAREHOLDERS

      It is the Company's intent that it will not grant Incentive Stock Options to any Employee who, immediately prior to the grant of a Stock Option hereunder, owns stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company, unless the per share option price specified by the Board for the Incentive Stock Options granted such an Employee is at least one hundred ten percent (110%) of the Fair Market Value of the Company's stock on the date of grant and such Stock Option, by its terms, is not exercisable after the expiration of five (5) years from the date such Stock Option is granted. Any Stock Option that by its terms purports to be an Incentive Stock Option that is issued to an Employee who owns stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company that does not have an exercise price of at least one hundred ten percent (110%) of the Fair Market Value of the Company's stock on the date of grant or that is, by its terms, exercisable after the expiration of five (5) years from the date such Stock Option is granted, shall be deemed a Nonqualified Stock Option.

            4.5   METHOD OF EXERCISE OF STOCK OPTION

      The amount to be paid by the Optionee upon exercise of an Incentive Stock Option shall be the purchase price per share provided for in the Stock Option Agreement.

      5.    COMPANY'S OPTION TO REPURCHASE

            5.1   OPTION TO REPURCHASE

      Subject to the provisions of Section 5.3 below and unless otherwise specified by the Board, upon the termination of an Optionee's employment or business relationship with the Company or any current or future subsidiary, the Company shall have the right to repurchase up to Ten Thousand (10,000) Shares purchased upon the exercise of Stock Options (and any other shares of stock or other securities issued in connection with such Shares) granted while the Optionee was an Employee, Consultant or Director of the Company or a current or future subsidiary, as the case may be, at its then-current Fair Market Value, as determined by the Board. The Company shall give written notice to the Optionee of its intention to repurchase within the later of (i) sixty (60) days after the date of termination or (ii) sixty (60) days after the last day a Stock Option held by such Optionee might be exercised. The purchase price for the Shares to be repurchased shall be payable in cash within sixty (60) days after the notice is given and shall be offset against any amounts that may be due and owing to the Company. For purposes of this Section 5.1, "Fair Market Value" shall be determined by the Board in the same manner as utilized in determining the Fair Market Value for purposes of Stock Option grants at such time. The Board's determination of Fair Market Value shall be final.

            5.2   RIGHT OF FIRST REFUSAL

      Subject to the provisions of Section 5.3 below and unless otherwise specified by the Board, the Optionee (or his personal representative) shall not sell or encumber the Shares purchased hereunder or any other shares issued in connection with those Shares, unless he or she has first offered to sell such Shares to the Company, as follows: If the Optionee proposes to encumber or transfer such Shares, he or she shall advise the Company of the name of the proposed recipient, the number and class of Shares and the proposed price and terms. The Company shall have an option, which option must be exercised in writing within forty-five (45) days after receipt of written notice of the proposed transfer, to purchase such Shares upon the same terms and conditions as are stated in the notice. The purchase price shall be paid by the Company within forty-five (45) days of the giving of its notice of intent to repurchase. In the event the Company does not elect to repurchase hereunder, the Optionee shall have the right to encumber or transfer such Shares in accordance with the price and terms and to the recipient stated in the notice for a period of ninety (90) days; but, if such Shares are not encumbered or transferred within said ninety
(90) days, the Optionee shall not thereafter encumber or transfer such Shares without again complying with the requirements of this Section 5.2. By executing the appropriate acknowledgment on Stock Option Agreements, the spouses of Optionees shall agree and assent to the repurchase rights set forth in Sections
5.1 and 5.2. The Company may
require spouses of Optionees to execute similar acknowledgments in connection with the exercise of Stock Options. Notwithstanding the foregoing restrictions in this Section 5.2, an Optionee (the "Transferor") may, during his or her lifetime, give or otherwise transfer, outright or in trust, any or all of his or her Shares to one or more of the following persons: his or her spouse, his or her lineal ancestors, or descendants, or to an entity owned and controlled by such Optionee (the "Permitted Transferees"); provided that (i) each Permitted Transferee holds such Shares subject to the terms and conditions of this Section
5.2 and signs an agreement to that effect, and (ii) each Permitted Transferee makes no further transfer of any Shares, voluntarily or otherwise, except to the Transferor or to the Transferor's other Permitted Transferees.

            5.3   TERMINATION OF COMPANY'S RIGHTS

      The Company's repurchase rights stated in Sections 5.1 and 5.2 above will terminate in the event the Company successfully concludes a registered public offering of its common stock under the Act.

      6.    TERMINATION AND AMENDMENT

      This Plan, the Plan Guidelines and all rules and regulations adopted in respect hereof may be terminated, suspended, or amended at any time by a majority vote of the Board, provided that no such action shall adversely affect any material rights of Optionees granted under this Plan prior to such action without the consent of such Optionees and provided further that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will
(a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. The Board may amend the terms and conditions of outstanding Stock Options, provided, however, that (i) no such amendment would be materially adverse to the holders of such Stock Options without their consent, (ii) no such amendment shall extend the period for exercise of a Stock Option, and (iii) the amended terms of a Stock Option would be permitted under this Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Optionee, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

      7.    FOREIGN EMPLOYEES

      Without amending this Plan, the Board may grant Stock Options to eligible Employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of this Plan, and, in furtherance of such purposes the Board may make such modifications, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with the provisions of the laws in other countries in which the Company operates or has Employees.

      8.    REGISTRATION, LISTING AND QUALIFICATION OF SHARES

      Each Stock Option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing, or qualification of the Shares covered thereby upon any securities exchange or under any foreign, federal, state, or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Option or the purchase of shares thereunder, no such Stock Option may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Board. Any person exercising a Stock Option shall make such representations and agreements and furnish such information as the Board may request to assure compliance with the foregoing or any other applicable legal requirements.

      9.    NO RIGHTS TO STOCK OPTIONS OR EMPLOYMENT; NO RESTRICTIONS

      No Employee or other person shall have any claim or right to be granted a Stock Option under this Plan. Having received a Stock Option under this Plan shall not give an Employee or other person any right to receive any other grant or Stock Option under this Plan. An Optionee shall have no rights to or interest in any Stock Option except as set forth herein. Neither this Plan nor any action taken hereunder shall be construed as giving any

Employee any right to be retained in the employ of the Company or any Consultant or Director any right to be retained or engaged by the Company, or otherwise in any way affect any right and power of the Company to terminate the employment or engagement of any Employee, Consultant or Director at any time with or without assigning a reason therefor. Nothing in this Plan shall restrict the Company's rights to adopt other option plans pertaining to any or all of the Employees, Consultants or Directors covered under this Plan or other Employees, Consultants or Directors not covered under this Plan.

      Each Stock Option granted hereunder may be affected, with regard to both vesting schedule and termination, by leaves of absence, a reduction in the number of hours worked, partial disability and other changes in Optionee's Employee, Consultant or Director status, as the case may be. The Company's policies in such matters shall be contained in the Plan Guidelines adopted by the Board. The Plan Guidelines and the guidelines, rules, policies and regulations contained therein may be amended at any time and from time to time by the Board or the Committee, in its sole discretion and with or without notice. Optionee's rights hereunder or under any Stock Option granted hereunder at any time shall be governed by the Plan Guidelines in effect at the time of any change in Optionee's employment status as contemplated above.

      10.   COSTS AND EXPENSES

      Except as provided herein with respect to the payment of taxes, all costs and expenses of administering this Plan shall be borne by the Company and shall not be charged to any grant or any Optionee receiving a grant.

      11.   PLAN UNFUNDED

      This Plan shall be unfunded. Except for the Board's reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of this Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under this Plan.

      12.   GOVERNING LAW

      This Plan shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law, and venue for any action taken in connection herewith or related hereto shall exclusively reside in King County, Washington.

      13.   SPECIAL PROVISIONS RELATING TO CALIFORNIA RESIDENTS

      Notwithstanding anything to the contrary herein, the following provisions shall govern all options granted under the Plan to residents of the State of California (referred to herein as "California Options"). The following provisions are intended to comply with Rule 260.140.41 of the Regulations of the Department of Corporations of the State of California (the "California Regulations"). When issuing California options, the Company shall indicate on the options that they are issued subject to these special provisions.

      (a) The total number of shares granted pursuant to the Plan is as set forth in Section 2.2 of the Plan.

      (b) The option price or purchase price of each Share optioned under the Plan under a California Option shall be determined by the Board at the time of the action for the granting of the option but shall not, in any event, be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the date of grant. With respect to any California Option granted to any person who owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, the option price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

      (c) The exercise period with respect to California Options shall not exceed one hundred twenty (120) months from the date of grant.

      (d) California Options shall not be transferable other than by will or the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to "immediate family" as that term is defined in 17 C.F.R. 240.16a-1(e).

      (e) In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Company's stock, the number of shares subject to a California Option shall be adjusted in accordance with the provision of Section 2.9 of the Plan.

      (f) California Options shall, at a minimum, be exercisable at a rate of twenty percent (20%) per year from the date of grant.

      (g) Unless employment is terminated for cause as defined by applicable law, the terms of the Plan or option grant or a contract of employment, the right to exercise a California Option in the event of termination of employment with the Company, to the extent that the California Option is exercisable on the date of such termination of employment, is as follows: at least six (6) months from the date of termination if termination was caused by death or disability and at least thirty (30) days from the date of termination if termination was caused by other than death or disability.

      (h) There shall be no California Options granted under the Plan later than ten (10) years from the date the Plan was adopted or the date the Plan is approved by the shareholders, whichever is earlier.

      (i) The Plan shall be approved by the shareholders within twelve (12) months after the date of adoption of the Plan by the Board of Directors. No option may be exercised before shareholder approval is obtained.

      (j) The Company will comply with Section 260.140.46 of the California Code of Regulations regarding information required to be received by employees of the Company residing in the State of California.

The provisions of Section 2.5(a) and (b) and paragraph (7) of subsection (e) of
Section 2.6 of the Plan shall not apply to California Options with the effect that there shall be no reference in the Plan to the acceleration of the exercise period for California Options in relation to mergers, consolidations and takeovers in which the Company is not the surviving entity.

      14.   SEVERABILITY

      In the event any provision of this Plan or any Stock Option Agreement is found to be invalid or unenforceable, such provision shall be deemed reformed to the extent necessary to render it valid and enforceable. The invalidity or unenforceability of any provision in this Plan or any Stock Option Agreement shall not in any way affect the validity or enforceability of any other provision of this Plan or the Stock Option Agreement, as the case may be and this Plan and the Stock Option Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been included.

                                     ANNEX A

                                                         Stock Option No. ______

                                    [FORM OF]
                      HELIX BIOMEDIX, INC. (THE "COMPANY")
                  STOCK OPTION AGREEMENT FOR PURCHASE OF STOCK

      We are pleased to inform you that the Company has granted to you, as the individual named below (the "Optionee"), this Stock Option. This Stock Option Agreement is a contract between you and the Company. It grants to you certain defined rights, at certain times and under certain conditions, to purchase shares of the Company's Common Stock, and in exchange you accept certain obligations and responsibilities, as described below and in the Company's 2000 Stock Option Plan (adopted __________ __, ____) (the "Plan") and the attached Terms and Conditions.

      FOR VALUABLE CONSIDERATION, the Company does hereby grant to the Optionee, as of the Date of Option Grant specified below, the right and option to purchase the number of shares of Common Stock of the Company specified below (the "Option Shares") for the Exercise Price Per Share specified below, and the right to purchase the Option Shares under this Stock Option Agreement shall accrue and vest according to the Vesting Schedule specified below:

--------------------------------------------------------------------------------
NAME OF OPTIONEE:
--------------------------------------------------------------------------------
TYPE OF OPTION:
--------------------------------------------------------------------------------
NUMBER OF OPTION SHARES:
--------------------------------------------------------------------------------
EXERCISE PRICE PER SHARE:
--------------------------------------------------------------------------------
DATE OF OPTION GRANT:
--------------------------------------------------------------------------------
TERM OF OPTION:
--------------------------------------------------------------------------------
VESTING SCHEDULE:
--------------------------------------------------------------------------------

      EXECUTED as of the Date of Option Grant.

                                        HELIX BIOMEDIX, INC.

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

      BY SIGNING BELOW AND ENTERING INTO THIS STOCK OPTION AGREEMENT, OPTIONEE AGREES TO THE TERMS HEREOF AND ALL OBLIGATIONS AND RESPONSIBILITIES AS DESCRIBED IN THE PLAN AND THE ATTACHED TERMS AND CONDITIONS.

                                        OPTIONEE
                                                                   , as Optionee
                                        ---------------------------


      BY SIGNING BELOW, OPTIONEE'S SPOUSE HEREBY ACKNOWLEDGES THAT, PURSUANT TO THE PLAN THE COMPANY WILL HAVE CERTAIN REPURCHASE RIGHTS WITH RESPECT TO ANY OPTION SHARES ISSUED TO OPTIONEE UPON EXERCISE OF THIS STOCK OPTION AND AS A CONDITION TO SUCH EXERCISE, THE UNDERSIGNED WILL EXECUTE SUCH DOCUMENTATION AS MAY BE REASONABLY REQUIRED BY THE COMPANY EVIDENCING THE UNDERSIGNED'S ACCEPTANCE OF AND AGREEMENT TO SUCH REPURCHASE RIGHTS.

                                        SPOUSE
                                                                     , as Spouse
                                        -----------------------------

                 TERMS AND CONDITIONS OF STOCK OPTION AGREEMENT

            STOCK OPTIONS ARE SUBJECT TO THE TERMS HEREOF AND OF THE COMPANY'S 2000 STOCK OPTION PLAN (ADOPTED ________ __, ____) (THE "PLAN").
    CAPITALIZED TERMS USED IN THIS STOCK OPTION AGREEMENT (THIS "AGREEMENT"),
       IF NOT OTHERWISE DEFINED, HAVE THE MEANINGS GIVEN THEM IN THE PLAN.


      1. a. Any Option Shares which become purchasable ("vest") but are not purchased on a vesting date or anniversary date, as the case may be, may be purchased on any subsequent date, provided all options for the purchase of Option Shares must be exercised within the time periods specified in Section 2 below.

         b. Optionees shall have conditional purchase rights in the event of any Change of Control Event or dissolution as described in the Plan.

      2. All UNVESTED options shall expire upon any termination of Optionee's employment with or provision of services to the Company for any reason, whether voluntary or involuntary, or upon the death or Disability of Optionee, as more fully described in the Plan.

      Subject to the terms hereof, all VESTED options (i.e., options for which the right to purchase has accrued) shall expire at the earliest of the following:

            a. The earlier of the end of the Term of Option specified on the first page of this Agreement or ten (10) years from the Date of Option Grant specified on the first page of this Agreement;

            b. If Optionee is or becomes an Employee, ninety (90) days after voluntary or involuntary termination of Optionee's employment other than termination as described in Paragraphs (e) or (f) below;

            c. If Optionee is or becomes a Consultant, ninety (90) days after the earlier of (i) the date either the Company or Optionee notifies the other that the Company or the Optionee, as the case may be, is terminating the consultant relationship or (ii) the end of a period of one hundred twenty (120) days during which the Consultant has not performed any service for the Company, unless in either case, such termination is pursuant to events described in Paragraphs (e) or (f) below;

            d. If Optionee is a Director, ninety (90) days after resignation or removal from the Board of the Company or other cessation of service as a director other than cessation of service as described in Paragraphs (e) or (f) below;

            e. Upon discharge of Optionee (removal from the Board, in the case of a Director) for "cause" as defined in any employment or consulting agreement between the Company and Optionee or, if there shall be no such employment or consulting agreement, for Cause, as defined in the Plan;

            f. Twelve (12) months after Optionee's death or Disability; or

            g. In the event of a Change of Control Event or dissolution as described in the Plan. However, if the Change of Control Event or dissolution, as the case may be and as described in the Plan, is not finalized, all options which are terminated pursuant to this Subsection (g) shall be reinstated as described in the Plan.

      Optionee agrees that all vested and unvested options granted pursuant to this Stock Option shall expire in accordance with the provisions of this paragraph 2 following involuntary or voluntary termination of Optionee's employment with, engagement by or services to the Company, as applicable, for any reason. Optionee hereby waives the right to recover as damages any vested or unvested stock options which expire according to this paragraph 2. This waiver shall include, but not be limited to, damages related to any claims Optionee may have against the Company to which Optionee may be entitled by virtue of employment with the Company or the termination of Optionee's employment.

      3. This Stock Option may be exercised at different times for portions of the total number of Option Shares for which the right to purchase shall have accrued and vested hereunder, provided that such portions are in multiples of ten (10) shares if the Optionee holds vested portions for ninety-nine (99) or fewer shares and otherwise in multiples of one hundred (100) shares.

      4. This Stock Option shall be adjusted for recapitalization, stock splits, stock dividends and the like as described in the Plan.

      5. This is not an employment contract and while the benefits, if any, of this Stock Option may be an incident of the Optionee's employment with or provision of services to the Company, the terms and conditions of such employment or provision of services are otherwise wholly independent hereof.

      6. Neither this Stock Option nor any right under this Agreement is assignable and rights under this Agreement may be exercised only by the Optionee or a person to whom the rights under this Agreement shall pass by will or the laws of descent and distribution.

      7. The Optionee shall indicate Optionee's intention to exercise this Stock Option with respect to vested Option Shares by notifying the Company in writing of such intention in the form of the Notice of Exercise attached hereto as Exhibit A, indicating the number of Option Shares Optionee intends to purchase and, within ten (10) days thereafter, paying to the Company an amount sufficient to cover the total option price of such Option Shares together with the amount of federal, state and local income and FICA taxes required to be withheld by the Company, if any, as provided in the Plan. Payment of the Exercise Price Per Share specified on the first page of this Agreement shall be made in cash or in accordance with such procedures for a "cashless exercise" as may be established from time to time by the Company to facilitate exercises of Stock Options and sales of Option Shares under the Plan.

      8. If the Optionee, immediately prior to the grant of an Incentive Stock Option hereunder, owns stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the Exercise Price Per Share specified on the first page of this Agreement for Incentive Stock Options granted hereunder shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Company's Common Stock on the Date of Option Grant specified on the first page of this Agreement and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from said Date of Option Grant and notwithstanding any pricing or vesting terms hereof which appear at variance with the foregoing, all pricing and vesting terms hereof shall be deemed hereby to conform with the foregoing limitations. In lieu of the foregoing, the Optionee may elect to have a Stock Option that purports to be an Incentive Stock Option treated as a Non-Qualified Stock Option pursuant to the original terms of this Agreement.

      9. Notwithstanding the foregoing, no Stock Option shall be exercisable and rights under this Agreement are not enforceable, unless and until all requirements imposed by or pursuant to Section 2.18 of the Plan are satisfied.

      SECTION 2.18 OF THE PLAN DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THIS OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY OPTION SHARES TO THE OPTIONEE. AT THE PRESENT TIME THE PLAN IS NOT REGISTERED AND, ALTHOUGH SHARES MAY BE ISSUED UPON EXERCISE, THE SHARES SO ISSUED ARE NOT FREELY TRADABLE.

      THERE CAN BE NO ASSURANCE THAT THE EXEMPTION(S) ALLOWING ISSUANCE OF THE SHARES UPON EXERCISE WILL REMAIN AVAILABLE, NOR IS THERE ASSURANCE THAT ISSUED SHARES WILL BE REGISTERED OR THAT ONCE REGISTERED THE REGISTRATION WILL BE MAINTAINED. IF THE SHARES ARE NOT REGISTERED OR IF THE REGISTRATION IS NOT MAINTAINED, THE OPTIONEE WILL NOT BE ABLE TO TRADE SHARES OBTAINED UPON EXERCISE OF THIS STOCK OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO THE OPTIONEE PRIOR TO THE EXPIRATION OF THIS OPTION. AS A CONSEQUENCE OF THE FOREGOING, THE OPTIONEE MIGHT NOT HAVE AN OPPORTUNITY TO EXERCISE THIS OPTION AND TO RECEIVE OPTION SHARES UPON SUCH

EXERCISE AND, IF THE OPTIONEE IS ABLE TO EXERCISE THIS OPTION AND TO RECEIVE OPTION SHARES UPON SUCH EXERCISE, THE OPTIONEE MIGHT NOT HAVE THE OPPORTUNITY TO TRADE SUCH OPTION SHARES.

      10. NO RIGHTS TO STOCK OPTIONS OR EMPLOYMENT; NO RESTRICTIONS

      Neither Optionee nor any other person shall have any claim or right to be granted a Stock Option under the Plan. Having received a Stock Option under the Plan shall not give Optionee any right to receive any other grant or option under the Plan. Optionee shall have no rights to or interest in any Option except as set forth herein, in the Plan, or in another Option specifically granted by the Company to Optionee. Neither this Option, the Plan, nor any action taken hereunder or under the Plan shall be construed as giving any Employee, Consultant or Director any right to be retained in the employ of, or be engaged as a Consultant to, or serve as a Director of, the Company, as the case may be, or otherwise in any way affect any right and power of the Company to terminate the employment or engagement of any Employee, Consultant or Director at any time with or without assigning a reason therefor. Nothing in the Plan restricts the Company's rights to adopt other option plans pertaining to any or all of the Employees, Consultants or Directors covered under the Plan or other Employees, Consultants or Directors not covered under the Plan.

      THIS AGREEMENT AND THE STOCK OPTION REPRESENTED HEREBY MAY BE AFFECTED, WITH REGARD TO BOTH VESTING SCHEDULE AND TERMINATION, BY LEAVES OF ABSENCE, A REDUCTION IN THE NUMBER OF HOURS WORKED, PARTIAL DISABILITY AND OTHER CHANGES IN OPTIONEE'S EMPLOYEE, CONSULTANT OR DIRECTOR STATUS, AS THE CASE MAY BE. THE COMPANY'S POLICIES IN SUCH MATTERS, IF ANY, SHALL BE CONTAINED IN THE PLAN GUIDELINES ADOPTED BY THE BOARD. THE PLAN GUIDELINES AND THE GUIDELINES, RULES, POLICIES AND REGULATIONS CONTAINED THEREIN MAY BE AMENDED AT ANY TIME AND FROM TIME TO TIME BY THE BOARD OF DIRECTORS OF THE COMPANY, OR THE COMMITTEE APPOINTED BY SUCH BOARD, IN ITS SOLE DISCRETION AND WITH OR WITHOUT NOTICE. OPTIONEE'S RIGHTS HEREUNDER OR UNDER THE PLAN AT ANY TIME SHALL BE GOVERNED BY THE PLAN GUIDELINES IN EFFECT AT THE TIME OF ANY CHANGE IN OPTIONEE'S STATUS AS CONTEMPLATED ABOVE.

      11. The Stock Option represented by this Agreement is granted pursuant to and is controlled by the Plan and by the Plan Guidelines, if any, as adopted by the Board and amended from time to time. Optionee, by execution hereof, acknowledges receipt of the Plan and the Plan Guidelines as they currently exist and acceptance of the terms and conditions of the Plan, the Plan Guidelines and of this Agreement.

      12. Optionee hereby acknowledges that, pursuant to the Plan and until the time the Company has made a public offering of its securities under the Securities Act of 1933, as amended, the Company will have certain repurchase rights with respect to any Shares issued to Optionee upon exercise of this Stock Option. As a condition to such exercise, Optionee shall cause his or her spouse, if any, to execute such documentation as may be reasonably required by the Company evidencing such spouse's acceptance of and agreement to such repurchase rights.

      13. FOR CALIFORNIA RESIDENTS ONLY: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

      14. If any provision of this Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this option to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

                                    EXHIBIT A

                              HELIX BIOMEDIX, INC.

                               NOTICE OF EXERCISE
                                       OF
                                  STOCK OPTION

TO: HELIX BIOMEDIX, INC. (the "Company")

      The undersigned hereby exercises Stock Option No. _______, granted on __________, _____, by the Company pursuant to its 2000 Stock Option Plan (adopted ________ __, ____), to purchase __________ Shares of Common Stock of the Company at a price of $________ per Share, for a total purchase price of $________.

      THE SHARES ARE BEING ACQUIRED BY THE UNDERSIGNED FOR INVESTMENT PURPOSES ONLY AND NOT WITH ANY PRESENT INTENTION TO TRANSFER OR DISTRIBUTE THE SAME.

      By this exercise, the undersigned agrees (i) to provide for the payment by the undersigned to the Company (in the manner designated by the Company) of the Company's withholding obligation, if any, relating to the exercise of the foregoing Stock Option and (ii) if this exercise relates to an Incentive Stock Option, to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares of Common Stock issued upon exercise of the foregoing Stock Option that occurs within two (2) years after the date of grant of such Stock Option or within one (1) year after such Shares of Common Stock are issued upon exercise of the foregoing Stock Option.



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